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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Abbott Laboratories
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

On the Cover: Ensure Advance

Marisela Hernández, Mexico City, Mexico

    Marisela has always been an active person. But when she was in her mid-40s, she began to feel noticeably less energetic and strong. After consulting her doctor, she began to take a more active approach to maintaining her health, drinking Ensure Advance and working out more regularly at a gym near her home. Today, at 60, she feels much stronger and has more energy for her busy career as a financial consultant.

Abbott Laboratories                1

Notice of Annual Meeting of Shareholders

Your Vote
Is Important

Please sign and promptly return your proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 25, 2014

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 25, 2014, at 9:00 a.m. for the following purposes:

•
To elect 11 directors to hold office until the next Annual Meeting or until their successors are elected (Item 1 on the proxy card),

•
To ratify the appointment of Ernst & Young LLP as auditors of Abbott for 2014 (Item 2 on the proxy card),

•
To vote on an advisory vote on the approval of executive compensation (Item 3 on proxy card), and

•
To transact such other business as may properly come before the meeting, including consideration of three shareholder proposals, if presented at the meeting (Items 4, 5, and 6).

The Board of Directors recommends that you vote FOR Items 1, 2, and 3 on the proxy card.

The Board of Directors recommends that you vote AGAINST (Items 4, 5, and 6 on the proxy card).

The close of business on February 27, 2014, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Abbott's 2014 Proxy Statement and 2013 Annual Report to Shareholders are available at www.abbott.com/proxy.

If you are a registered shareholder, you may access your proxy card by either:

•
Going to the following Web site: www.investorvote.com/abt, entering the information requested on your computer screen and then following the simple instructions, or

•
Calling (in United States, U.S. territories, and Canada), toll free 1-800-652-VOTE (8683) on a touch tone telephone, and following the simple instructions provided by the recorded message.

Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the reservation form on the back cover, and an admission card will be sent to you. Due to space limitations, reservation forms must be received before April 18, 2014. Each admission card, along with photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the Board of Directors.

Hubert L. Allen
 Secretary

March 14, 2014

2                Abbott Laboratories

Proxy Summary

This summary contains highlights about our Company and the upcoming 2014 Annual Meeting of Shareholders. This summary does not contain all of the information that you should consider in advance of the meeting, and we encourage you to read the entire Proxy Statement carefully before voting.

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 25, 2014, at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 14, 2014.

2013 — A TRANSFORMATIONAL YEAR FOR ABBOTT

On January 1, 2013, we completed the largest strategic initiative in the Company's long history, creating two leading healthcare companies. The research-based pharmaceuticals business became AbbVie and our diversified medical products business became the new Abbott.

Historically, Abbott has executed numerous strategic initiatives that have created significant long-term value for shareholders, including the 2013 creation of AbbVie. From the end of 2010 through the end of 2013, the combined market capitalization of Abbott and AbbVie nearly doubled from approximately $75 billion to approximately $145 billion.

Abbott's total shareholder return (TSR) was 82.1% during the past three years as compared to the S&P 500 index return of 56.8%.(1)

(1)
Source: Thomson Reuters.

Abbott Laboratories                3

THE NEW ABBOTT

The new Abbott continues to be a diverse and well-balanced business. The four businesses that compose Abbott today are strong leaders in large, attractive markets, and aligned with the future of global healthcare. Technologically, geographically, and demographically, Abbott is well-positioned to serve increasing healthcare needs and to capture future growth.

Geographically, Abbott is one of the most globalized healthcare companies, with 70 percent of our revenue coming from international markets. And, importantly, approximately half of our business now comes directly from the patients and consumers who use our products, rather than third-party payers. This makes us one of the most consumer-facing companies in healthcare. In terms of demographics, Abbott's businesses are highly aligned with population and socioeconomic trends that will drive future healthcare growth. Finally, rising populations and prosperity are driving urbanization and growth in consumer and healthcare spending in emerging markets. As one of the world's most international healthcare companies, with a strong presence in both developed and emerging markets, Abbott is optimally positioned to deliver durable and reliable growth in the years ahead.

Revenue Mix by Market

4                Abbott Laboratories

2013 FINANCIAL HIGHLIGHTS

A critically important legacy that Abbott carries forward is our tradition of outstanding financial strength and performance. In 2013, Abbott once again fulfilled its commitments to shareholders with another strong year of financial results.

Earnings-per-share

Adjusted diluted earnings-per-share (EPS) from continuing operations increased 15.5% vs. 2012.
	2013	2012	% Change
Adjusted diluted EPS from continuing operations (non-GAAP)	$2.01	$1.74	15.5%
Diluted EPS from continuing operations (GAAP)(1)	$1.50	$0.36	n/m

n/m = percent change is not meaningful

See Annex I for a reconciliation of the above GAAP and non-GAAP financial measures.

Cash flow and shareholder returns

Abbott generated adjusted operating cash flow of $4.1 billion in 2013 and returned $2.5 billion to shareholders in the form of dividends and share repurchases. Operating cash flow under U.S. GAAP totaled $3.3 billion in 2013.

Adjusted Operating Cash Flow reflects adjustments to Operating Cash Flow under GAAP for $0.4 billion of payments related to the separation of AbbVie and $0.4 billion of higher than planned pension contributions.

3-year total shareholder return

Abbott's 3-year total shareholder return of 82.1%, generated through stock price appreciation and dividends, outperformed the Standard & Poor's 500 Index and the Dow Jones Industrial Average.(2)

(1)
Diluted EPS on a GAAP basis includes a charge in 2012 for the extinguishment of debt related to the separation of AbbVie.

(2)
Source: Thomson Reuters. Thomson Reuters applied an adjustment factor to adjust Abbott historical prices prior to and up through December 31, 2012 to account for the AbbVie separation, which was effective on January 1, 2013. This adjustment factor was calculated based on the ratio of the AbbVie "when-issued" share price and the unadjusted Abbott share price as of market close on December 31, 2012. Based on this methodology, the sum of the adjusted AbbVie and adjusted Abbott share prices as of market close on December 31, 2012 equals the unadjusted Abbott closing share price on that day. To most accurately reflect the TSR created by Abbott since the AbbVie separation, Abbott uses the daily dividend reinvestment methodology to calculate TSR. Other financial data providers may use different methodologies to adjust for the AbbVie separation, which may produce different results.

Abbott Laboratories                5

GOVERNANCE HIGHLIGHTS

The Board of Directors continuously monitors best practices in governance and adopts measures it determines to be in the best interest of shareholders. Highlights of our governance include:

Board of Directors

•
11 directors; 10 are independent

•
All directors elected annually

•
Independent lead director

•
No former employees serve as directors

•
Executive sessions of independent directors at each regularly-scheduled meeting

•
99% average attendance of all directors at Board and committee meetings in 2013

•
50% of the independent directors are women or minorities

•
Annual succession planning

•
Annual Board and Board committee self-assessments

Shareholder Interests

•
Annual "Say on pay" advisory vote to approve executive compensation

•
Annual vote to ratify independent auditor

•
Public Policy Committee oversees corporate political contributions, legal and regulatory compliance, and healthcare compliance

•
Recoupment policy

RECOUPMENT POLICY

Abbott has adopted a new recoupment policy. Upon implementation, the Compensation Committee will have broad discretion to administer and interpret the policy and may seek recoupment of new equity or cash incentive awards if it determines that a senior executive engaged in misconduct or failed in a supervisory capacity, resulting in a material violation of law or Abbott policy which caused significant financial harm to Abbott. The Compensation Committee will also be entitled to reduce future awards.

6                Abbott Laboratories

RECENT CHANGES IN OUR EXECUTIVE COMPENSATION PROGRAM

New Peer Group

To better reflect the nature of our business going forward, a new peer group for benchmarking compensation and performance was selected, which reflects a balanced mix of corporations whose investment profile, operating characteristics, and employment and business markets share similarities with Abbott, including:

  •
  Globally diverse manufacturing-driven organizations with significant international operations

  •
  Consumer-facing organizations

  •
  Similar financial and operating measures, including revenue, market capitalization and number of employees

  •
  Similar return of cash profiles, including dividends and share repurchases

  •
  Similar geographic mix of revenues and profits

3M Company	Danaher Corporation	Illinois Tool Works	Novartis AG
Baxter International	E.I. Du Pont	Kimberly-Clark Corp.	Procter & Gamble Co.
Caterpillar, Inc.	Eaton Corporation	Johnson & Johnson	Thermo Fisher Scientific
The Coca-Cola Company	Emerson Electric Co.	McDonald's Corp.	United Technologies Corp.
Covidien PLC	Honeywell International	Medtronic

See page 32 for additional details on the new peer group.

Executive Compensation Program

Abbott values input on its corporate governance and executive compensation programs. We conduct meetings with shareholders throughout the year (during the proxy season and off-season), which allow us to assess a wide variety of issues that matter to shareholders. In 2013, we reached out to more than 200 institutional shareholders, and conducted meetings with investors representing more than 40% of Abbott's outstanding shares. In response to shareholder feedback, as well as a review of market practices that align best with our business strategy, certain elements of our executive compensation program were modified, including:

  •
  Eliminated return on equity (ROE) as a goal in our annual incentive plan. Retained ROE as a performance measure in our long-term incentive plan

  •
  Reduced CEO's annual cash incentive target from 200% to 160% of base salary to align with the practices of the new peer group

  •
  Based long-term incentive grants on measured performance against long-range strategic plan in addition to annual performance

  •
  Beginning in 2013, implemented double trigger vesting of equity awards in the event of a change in control

  •
  Eliminated tax gross-ups in our executive officer pay program

  •
  Selected a new Compensation Committee consultant whose company performs no other work for Abbott

  •
  Adopted a new recoupment policy

  •
  Revised executive share ownership guidelines. The new guidelines are:

        Chief Executive Officer—6 times base salary

        Executive Vice President/Senior Vice President—3 times base salary

        All Other Officers—2 times base salary

For additional details on our compensation program, see the Compensation Discussion and Analysis section of this proxy statement which starts on page 29.

Abbott Laboratories                7

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

We believe our compensation program provides an appropriate mix of elements to incent our executives to achieve the Company's business strategies and goals, while also aligning executive performance and rewards with shareholder interests. Our compensation structure has contributed to a corporate culture that encourages employees to regard Abbott as a career employer. Abbott does not include certain design features that may have the potential to encourage excessive risk-taking.

The vast majority of compensation for our officers is performance-based and objectively determined. The remainder of this section provides additional information regarding our compensation programs, including the mix of total compensation and how incentive payouts are determined.

Overview of Total Compensation Mix

Compensation Element	Abbott CEO	Other Abbott NEOs
Base Salary	• $1,900,000	• $2,863,888
Annual Cash Incentive Plan	• $3,150,000	• $2,984,500
Long-term Incentives
Grant made in 2013 based on 2012 results, including the successful separation of AbbVie	• $14,399,620	• $10,127,861
Grant made in 2014(1) based on 2013 results	• $9,300,000	• $7,900,300

Total Compensation (See page 44)	• $20,865,668	• $16,874,775

(1)
Grants made in 2014 will be reflected in the compensation of the Executive Officers disclosed in the 2015 proxy statement.

8                Abbott Laboratories

Annual Cash Incentive Payout Calculation for NEOs

The Compensation Committee may adjust the calculated annual cash incentive plan award amount up or down based on additional factors. Note that the quantitative assessment on its own does not produce above-target payouts. An above-target payout can only be produced when the Committee believes performance merits an above-target payout.

Examples of factors that could create Downward Adjustment	Examples of factors that could create Upward Adjustment
• Product recall	• Performance well above plan
• Missing R&D milestones	• Successful completion of unplanned acquisition
• Compliance breach	• Acceleration of R&D milestones
• Violation of our Core Leadership Requirements

Changes to our Long-Term Incentive Grants for NEOs

In 2013, to recognize the post-separation growth focus of Abbott and to more directly align the interests of executive officers with the interests of shareholders, the Committee granted the long-term incentive awards in the form of 50 percent stock options and 50 percent performance-vested shares. This mix is consistent with the practices of our new peer group. All but one of Abbott's new peers grant a portion of their long-term incentive awards in the form of stock options and only six of the 16 companies disclosing percentages grant less than 40 percent of the total long-term incentive value in options.

Options are performance-based because they gain value only when our stock price increases. Therefore these awards are designed to incent long-term growth and shareholder returns. Consequently, they are inherently and directly aligned to shareholder interests.

Our performance-vested shares vest only if the ROE threshold is achieved. The annual ROE vesting threshold is an additional mechanism for the Compensation Committee to ensure growth and investment return objectives are achieved before executives' awards are vested. It is important to note that if performance-vested shares vest, they will vest only at 100 percent. There is no "upside" in the number of shares should the threshold level be exceeded. Because ROE measures how much profit the Company generates over the longer-term with the capital that shareholders have invested, the Committee believes it is an appropriate metric to use for vesting equity granted to executive officers.

Our incentive stock program requires the Compensation Committee to equitably adjust outstanding awards where the award's performance goals no longer fairly apply due to changes from events which alter the financial composition of the Company. With the separation of Abbott and AbbVie on

Abbott Laboratories                9

January 1, 2013, the new Abbott now has a significantly lower debt-to-equity ratio. As a result, the ROE threshold that will be used as the vesting trigger mechanism was proportionately adjusted to reflect this significant capital structure change. It is our intent over time to increase our ROE and ROE threshold through effective deployment of our cash to generate returns on shareholder capital.

Long-Term Incentive (LTI) Calculation for NEOs

Key Features of our NEO Compensation Program

The compensation program for our NEOs includes key features that align the interests of our executives with Abbott's business strategies and goals and shareholders' interests, and does not include features that could misalign these interests.

What We Do	What We Don't Do

✓  Use equity for long-term incentives and determine grant levels based on multiple factors of performance

 ✓  Align payout of annual incentives to drivers of shareholder value, such as adjusted EPS

 ✓  Provide change-in-control benefits under double-trigger circumstances only

 ✓  Include forfeiture for misconduct provision in equity grants and recoup compensation when warranted

 ✓  Cap incentive payments

 ✓  Require significant share ownership by management

 ✓  Benchmark peers of similar size and business complexity

  No tax gross-ups under executive officer pay program

   No change-in-control agreement for the CEO

   No employment contracts

   No repricing of stock options

   No guaranteed bonuses

   No discounted stock options

   No equity awards pledged by executives or directors

   No highly leveraged plans that encourage excessive risk taking

(1)
RONA = return on net assets

10                Abbott Laboratories

VOTING MATTERS

	Board vote recommendation	Page reference (for more detail)

Management proposals:

Election of 11 directors, each for a one-year term expiring in 2015	FOR EACH DIRECTOR NOMINEE	17

Ratification of Ernst & Young LLP as independent auditor for 2014	FOR	63

Advisory "say on pay" vote to approve executive compensation	FOR	66

Shareholder proposals:

Genetically Modified Ingredients	AGAINST	68

Lobbying Disclosure	AGAINST	70

Incentive Compensation—Compliance Costs	AGAINST	73

Abbott Laboratories                11

ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

The following table provides summary information about our nominees for election to the Board of Directors. Additional information for all of the nominees may be found beginning on page 17.

Name	Director since	Occupation	Independent	Other public company boards

Robert J. Alpern, M.D.	2008	Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine	X	• AbbVie

Roxanne S. Austin	2000	President, Austin Investment Advisors	X	• AbbVie
				• Target
				• Teledyne Technologies
				• Ericsson

Sally E. Blount, Ph.D.	2011	Dean of Kellogg Graduate School of Management at Northwestern University	X

W. James Farrell	2006	Retired Chairman and CEO of Illinois Tool Works Inc.	X	• 3M

Edward M. Liddy	2010	Partner, Clayton, Dubilier & Rice, LLC	X	• AbbVie
				• 3M
				• Boeing

Nancy McKinstry	2011	CEO and Chairman of the Executive Board of Wolters Kluwer N.V.	X	• Wolters Kluwer • Sanoma

Phebe N. Novakovic	2010	Chairman and CEO of General Dynamics Corporation	X	• General Dynamics

William A. Osborn	2008	Retired Chairman and CEO of Northern Trust Corporation and The Northern Trust Company	X	• Caterpillar • General Dynamics

Samuel C. Scott III	2007	Retired Chairman, President and CEO of Corn Products International, Inc.	X	• BNY Mellon • Motorola Solutions

Glenn F. Tilton	2007	Chairman of the Midwest, JPMorgan Chase & Co.	X	• AbbVie • Phillips 66

Miles D. White	1998	Chairman of the Board and CEO, Abbott Laboratories		• Caterpillar • McDonald's

12                Abbott Laboratories

RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS (ITEM 2 ON PROXY CARD)

We are asking shareholders to APPROVE the appointment of Ernst & Young LLP as independent auditor for 2014. Information regarding the fees for professional audit services may be found on page 63 of the Proxy Statement. The Audit Committee approved the appointment of Ernst & Young LLP as independent auditor for 2014.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (ITEM 3 ON PROXY CARD)

We are asking shareholders to vote FOR on an advisory, nonbinding vote to approve compensation of Abbott's named officers. Given the Company's strong operational results and shareholder returns, the Compensation Committee concluded the compensation reported herein was earned and appropriate. Information regarding our executive compensation may be found elsewhere in the proxy statement.

SHAREHOLDER PROPOSALS (ITEMS 4-6 ON PROXY CARD)

If presented at the meeting, shareholders will be asked to vote on each of the following shareholder proposals. For the reasons outlined in the Proxy Statement, we do not support these requests and ask shareholders to vote AGAINST each of the proposals.

•
Genetically Modified Ingredients

•
Lobbying Disclosure

•
Incentive Compensation—Compliance Costs

MEETING INFORMATION

Date and time	April 25, 2014, 9:00 a.m. Central Time
Place	Abbott's Headquarters 100 Abbott Park Road Abbott Park, Illinois 60064
Record date	February 27, 2014
Voting	Shareholders at the close of business on the record date may vote at the Annual Meeting of Shareholders. Each share is entitled to one vote on each matter to be voted upon.

Abbott Laboratories                13

Information About the Annual Meeting

 Who Can Vote

Shareholders of record at the close of business on February 27, 2014 will be entitled to notice of and to vote at the Annual Meeting. As of January 31, 2014, Abbott had 1,543,070,300 outstanding common shares, which are Abbott's only outstanding voting securities. All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters.

Notice and Access

In accordance with the Securities and Exchange Commission's "Notice and Access" rules, Abbott mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to certain shareholders in mid-March of 2014. The Notice describes the matters to be considered at the Annual Meeting and how the shareholders can access the proxy materials online. It also provides instructions on how those shareholders can vote their shares. If you received the Notice, you will not receive a print version of the proxy materials, unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Cumulative Voting

Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees, as the shareholder desires. Nominees who receive the greatest number of votes will be elected. If you wish to cumulate your votes, you must sign and mail in your proxy card or attend the Annual Meeting.

Voting by Proxy

All of Abbott's shareholders may vote by mail or at the Annual Meeting. Abbott's By-Laws provide that a shareholder may authorize no more than two persons as proxies to attend and vote at the meeting. Most of Abbott's shareholders may also vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting can be found with your proxy card or on the Notice.

Revoking a Proxy

You may revoke your proxy by voting in person at the Annual Meeting or, at any time prior to the meeting:

•
by delivering a written notice to the secretary of Abbott,

•
by delivering an authorized proxy with a later date, or

•
by voting by telephone or the Internet after you have given your proxy.

Discretionary Voting Authority

Unless authority is withheld in accordance with the instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 11 nominees named in Item 1 on the proxy card. Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the Board of Directors, or for fewer than 11 nominees if, in the judgment of the proxy holders, such action is necessary or desirable. The persons named in the proxy may also decide to vote shares cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all), although they have no present intention of doing so.

Where a shareholder has specified a choice for or against the ratification of the appointment of Ernst & Young LLP as auditors, the advisory vote on the approval of executive compensation, or the approval of the shareholder proposals, or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted (or not voted) as specified. Where no choice has been specified,

14                Abbott Laboratories

the proxy will be voted FOR the ratification of Ernst & Young LLP as auditors, FOR the approval of executive compensation, and AGAINST the shareholder proposals.

With the exception of matters omitted from this proxy statement pursuant to the rules of the Securities and Exchange Commission, the Board of Directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Quorum and Vote Required to Approve Each Item on the Proxy

A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter.

Effect of Broker Non-Votes and Abstentions

A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on those matters, although these shares may be considered present and entitled to vote for other purposes. Brokers and banks have discretionary authority to vote shares in absence of instructions on matters the New York Stock Exchange considers "routine", such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in absence of instructions on "non-routine" matters. The election of directors, the advisory vote on the approval of executive compensation, and the shareholder proposals are considered "non-routine" matters. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against that matter.

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and are not Abbott employees.

Cost of Soliciting Proxies

Abbott will bear the cost of making solicitations from its shareholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail, telephone, Internet, or in person by directors, officers, or employees of Abbott and its subsidiaries.

Abbott has retained Georgeson Inc. to aid in the solicitation of proxies, at an estimated cost of $19,500 plus reimbursement for reasonable out-of-pocket expenses.

Abbott Laboratories Stock Retirement Plan

Participants in the Abbott Laboratories Stock Retirement Plan will receive a voting instruction card for their shares held in the Abbott Laboratories Stock Retirement Trust. The Stock Retirement Trust is administered by both a trustee and an Investment Committee. The trustee of the Trust is Mercer Trust Company. The members of the Investment Committee are Stephen R. Fussell, Brian P. Wentworth, and Valentine Yien, employees of Abbott. The voting power with respect to the shares is held by and shared between the Investment Committee and the participants. The Investment Committee must solicit voting instructions from the participants and follow the voting instructions it receives. The Investment Committee may use its own discretion with respect to those shares for which no voting instructions are received.

Abbott Laboratories                15

 Confidential Voting

It is Abbott's policy that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

•
where disclosure may be required by law or regulation,

•
where disclosure may be necessary in order for Abbott to assert or defend claims,

•
where a shareholder provides comments with a proxy,

•
where a shareholder expressly requests disclosure,

•
to allow the inspectors of election to certify the results of a vote, or

•
in other limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the Board of Directors.

Householding of Proxy Materials

Shareholders sharing an address may receive only one copy of the proxy materials or the Notice of Internet Availability of Proxy Materials, unless their broker, bank or other intermediary has received contrary instructions from any shareholder at that address. This is known as "householding." Shareholders wishing to discontinue householding and receive separate copies of the proxy materials or the Notice of Internet Availability of Proxy Materials, should notify their broker, bank or other intermediary.

16                Abbott Laboratories

Nominees for Election as Directors

Robert J. Alpern, M.D. Director since 2008 Age 63 Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine, New Haven, Connecticut

Dr. Alpern has served as the Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine since June 2004. From July 1998 to June 2004, Dr. Alpern was the Dean of The University of Texas Southwestern Medical Center. Dr. Alpern also serves as a Director of AbbVie Inc. and as a Director on the Board of Yale—New Haven Hospital.

As the Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine, Dean of The University of Texas Southwestern Medical Center, and as a Director on the Board of Yale—New Haven Hospital, Dr. Alpern contributes valuable insights to the Board through his medical and scientific expertise and his knowledge of the health care environment and the scientific nature of Abbott's key research and development initiatives.

Roxanne S. Austin Director since 2000 Age 53 President, Austin Investment Advisors, Newport Coast, California (Private Investment and Consulting Firm)

Ms. Austin is President of Austin Investment Advisors, a private investment and consulting firm, a position she has held since 2004. From July 2009 through July 2010, Ms. Austin also served as the President and Chief Executive Officer of Move Networks, Inc., a provider of Internet television services. Ms. Austin served as President and Chief Operating Officer of DIRECTV, Inc. from June 2001 to December 2003. Ms. Austin also previously served as Executive Vice President and Chief Financial Officer of Hughes Electronics Corporation and as a partner of Deloitte & Touche LLP. Ms. Austin is also a Director of AbbVie Inc., Target Corporation, Teledyne Technologies, Inc. and Telefonaktiebolaget LM Ericsson.

Through her extensive management and operating roles, including her financial roles, Ms. Austin contributes significant oversight and leadership experience, including financial expertise and knowledge of financial statements, corporate finance and accounting matters.

Abbott Laboratories                17

Sally E. Blount, Ph.D. Director since 2011 Age 52 Dean of the J.L. Kellogg Graduate School of Management at Northwestern University, Evanston, Illinois

Ms. Blount has served as Dean of the J.L. Kellogg Graduate School of Management at Northwestern University since July 2010. From 2004 to 2010, she served as the Vice Dean and Dean of the undergraduate college of New York University's Leonard N. Stern School of Business. Ms. Blount joined the faculty of New York University's Leonard N. Stern School of Business in 2001 and was the Abraham L. Gitlow Professor of Management and Organizations. Prior to joining NYU in 2001, Ms. Blount held academic posts at the University of Chicago's Graduate School of Business from 1992 to 2001.

As Dean of the J.L. Kellogg Graduate School of Management at Northwestern University and as the Vice Dean and Dean of the undergraduate college of New York University's Leonard N. Stern School of Business, Ms. Blount provides Abbott's Board with expertise on business organization, governance and business management matters.

W. James Farrell
Director since 2006    Age 71
Retired Chairman and Chief Executive Officer of Illinois Tool Works Inc., Glenview, Illinois (Worldwide Manufacturer of Highly Engineered Products and Specialty Systems)

Mr. Farrell served as the Chairman of Illinois Tool Works Inc. from 1996 to 2006 and as its Chief Executive Officer from 1995 to 2005. He currently serves on the Board of Directors of 3M Company. Mr. Farrell also served on the Board of Directors of Allstate Insurance Company from 1999 to 2013 and UAL Corporation from 2001 to 2012.

As a result of his tenure as Chairman and Chief Executive Officer of Illinois Tool Works, Mr. Farrell brings valuable business, leadership and management experience to the Board and provides guidance on key matters relevant to a major international company.

18                Abbott Laboratories

Edward M. Liddy Director since 2010 Age 68 Partner, Clayton, Dubilier & Rice, LLC, New York, New York (Private Equity Investment Firm)

Mr. Liddy has been a partner in the private equity investment firm Clayton, Dubilier & Rice, LLC since January 2010, having also been a partner at such firm from April to September 2008. From September 2008 to August 2009, Mr. Liddy was the Interim Chairman and Chief Executive Officer of American International Group, Inc. (AIG), a global insurance and financial services holding company. He served at AIG at the request of the U.S. Department of the Treasury. From January 1999 to April 2008, Mr. Liddy served as Chairman of the Board of the Allstate Corporation. He served as Chief Executive Officer of Allstate from January 1999 to December 2006, President from January 1995 to May 2005, and Chief Operating Officer from August 1994 to January 1999. Mr. Liddy currently serves on the Board of Directors of AbbVie Inc., 3M Company, and The Boeing Company. In addition, Mr. Liddy formerly served on the Board of The Boeing Company from 2007 to 2008.

As the Chairman and Chief Executive Officer of Allstate Corporation and American International Group, Inc., Mr. Liddy brings valuable insights from the perspective of the insurance industry into Abbott's pharmaceutical and medical device businesses. As a partner of Clayton, Dubilier & Rice, LLC, Mr. Liddy gained significant knowledge and understanding of finance and capital markets matters as well as global and domestic strategic advisory experience.

Nancy McKinstry
Director since 2011    Age 54
Chief Executive Officer and Chairman of the Executive Board of Wolters Kluwer N.V., Alphen aan den Rijn, the Netherlands (Global Information, Software, and Services Provider)

Ms. McKinstry has been the Chief Executive Officer and Chairman of the Executive Board of Wolters Kluwer N.V. since September 2003 and a member of its Executive Board since June 2001. Ms. McKinstry serves on the Board of Directors of Sanoma Corporation. Ms. McKinstry also serves on the Advisory Board of the University of Rhode Island, the Advisory Council of the Amsterdam Institute of Finance, the Board of Overseers of Columbia Business School and the Advisory Board of the Harrington School of Communication and Media. Ms. McKinstry served on the Board of Directors of Telefonieaktiebolaget LM Ericsson (LM Ericsson Telephone Company) from 2004 to 2012. Ms. McKinstry also served on the Board of Directors of MortgageIT Holdings, Inc. from 2004 to 2007.

As the Chief Executive Officer and Chairman of the Executive Board of Wolters Kluwer N.V., Ms. McKinstry contributes global perspectives and management experience, including an understanding of key issues facing a multinational business such as Abbott's.

Abbott Laboratories                19

Phebe N. Novakovic
Director since 2010    Age 56
Chairman and Chief Executive Officer, General Dynamics Corporation, Falls Church, Virginia (Worldwide Defense, Aerospace, and Other Technology Products Manufacturer)

Ms. Novakovic has been Chairman and Chief Executive Officer of General Dynamics Corporation since January 1, 2013. Previously, she served as President and Chief Operating Officer from May 2012 to December 2012 and as Executive Vice President, Marine Systems of General Dynamics from May 2010 to May 2012. From May 2005 to April 2010, Ms. Novakovic served as its Senior Vice President—Planning and Development. She was elected Vice President of General Dynamics in October 2002 after joining the company in May 2001. Previously, Ms. Novakovic was Special Assistant to the Secretary and Deputy Secretary of Defense, and had been a Deputy Associate Director of the Office of Management and Budget.

As a member of the Board of Directors and Chief Executive Officer of General Dynamics Corporation, Ms. Novakovic has strong management experience with a major public company, including significant marketing, operational and manufacturing experience, and contributes valuable insights into finance and capital markets. Her tenure with the Office of Management and Budget and as Special Assistant to the Secretary and Deputy Secretary of Defense enables her to provide government perspective and experience in a highly regulated industry.

William A. Osborn
Director since 2008    Age 66
Retired Chairman and Chief Executive Officer of Northern Trust Corporation (A Multibank Holding Company) and The Northern Trust Company, Chicago, Illinois (Banking Services Company)

Mr. Osborn was Chairman of Northern Trust Corporation from 1995 through 2009 and served as its Chief Executive Officer from 1995 through 2007. Mr. Osborn currently serves as a Director of Caterpillar Inc. and General Dynamics Corporation. He is Chairman of the Board of Trustees of Northwestern University. Mr. Osborn served on the Board of Directors of Nicor, Inc. from 1999 to 2006 and on the Board of Directors of Tribune Company from 2001 to 2012.

As the Chairman and Chief Executive Officer of Northern Trust Corporation and The Northern Trust Company, Mr. Osborn acquired broad experience in successfully overseeing complex global businesses operating in highly regulated industries.

20                Abbott Laboratories

Samuel C. Scott III Director since 2007 Age 69 Retired Chairman, President and Chief Executive Officer of Corn Products International, Inc., Westchester, Illinois (A Corn Refining Company)

Mr. Scott retired as Chairman, President and Chief Executive Officer of Corn Products International in 2009. He served as Chairman, President, and Chief Executive Officer from February 2001 until he retired in May of 2009. He was President and Chief Operating Officer from January 1998 until February 2001. He was President of the Corn Refining Division of CPC International from 1995 through 1997, when CPC International spun off Corn Products International as a separate corporation. Mr. Scott currently serves on the Board of Directors of Bank of New York Mellon Corporation and Motorola Solutions, Inc.

As the Chairman, President and Chief Executive Officer of Corn Products International, Mr. Scott acquired valuable business, leadership and management experience, including critical insights into matters relevant to a major public company and experience in finance and capital markets matters.

Glenn F. Tilton Director since 2007 Age 65 Chairman of the Midwest, JPMorgan Chase & Co. Chicago, Illinois (Banking and Financial Services Company)

In 2011, Mr. Tilton became Chairman of the Midwest for JPMorgan Chase & Co. and a member of its companywide Executive Committee. From October 2010 to December 2012, Mr. Tilton also served as the Non-Executive Chairman of the Board of United Continental Holdings, Inc. From September 2002 to October 2010, he served as Chairman, President and Chief Executive Officer of UAL Corporation, a holding company, and Chairman and Chief Executive Officer of United Air Lines, Inc., an air transportation company and wholly owned subsidiary of UAL Corporation. Mr. Tilton is also a Director of AbbVie Inc. and Phillips 66. Mr. Tilton also served on the Board of Directors of Lincoln National Corporation from 2002 to 2007, of TXU Corporation from 2005 to 2007, of Corning Incorporated from 2010 to 2012, and of United Continental Holdings, Inc. from 2001 to 2013.

As Chairman of the Midwest for JPMorgan Chase & Co. and having previously served as Non-Executive Chairman of the Board of United Continental Holdings, Inc., and Chairman, President, and Chief Executive Officer of UAL Corporation and United Air Lines, Vice Chairman of Chevron Texaco and as Interim Chairman of Dynegy, Inc., Mr. Tilton acquired strong management experience overseeing complex multinational businesses operating in highly regulated industries, as well as expertise in finance and capital markets matters.

Abbott Laboratories                21

Miles D. White Director since 1998 Age 59 Chairman of the Board and Chief Executive Officer, Abbott Laboratories

Mr. White has served as Abbott's Chairman of the Board and Chief Executive Officer since 1999. He served as an Executive Vice President of Abbott from 1998 to 1999. He joined Abbott in 1984. He currently serves as a Director of Caterpillar Inc. and McDonald's Corporation. Mr. White also served on the Board of Directors of Motorola, Inc. from 2005 to 2009.

Serving as Abbott's Chairman of the Board and Chief Executive Officer since 1999 and having joined Abbott in 1984, Mr. White contributes not only his valuable business, management and leadership experience, but also his extensive knowledge of the Company and its global operations, as well as key insights into strategic, management and operation matters, ensuring the appropriate level of oversight and responsibility is applied to all Board decisions.

22                Abbott Laboratories

The Board of Directors and its Committees

THE BOARD OF DIRECTORS

The Board of Directors held seven meetings in 2013. The average attendance of all directors at Board and committee meetings in 2013 was ninety-nine percent and each director attended at least seventy-five percent of the total number of Board meetings and meetings of the committees on which he or she served. Abbott encourages its Board members to attend the annual shareholders meeting. Last year, all of Abbott's directors attended the annual shareholders meeting.

The Board has determined that each of the following directors is independent in accordance with the New York Stock Exchange listing standards: R. J. Alpern, R. S. Austin, S. E. Blount, W. J. Farrell, E. M. Liddy, N. McKinstry, P. N. Novakovic, W. A. Osborn, S. C. Scott III, and G. F. Tilton. To determine independence, the Board applied the categorical standards attached as Exhibit A to this proxy statement. The Board also considered whether a director has any other material relationships with Abbott or its subsidiaries and concluded that none of these directors had a relationship that impaired the director's independence. This included consideration of the fact that some of the directors are officers or serve on boards of companies or entities to which Abbott sold products or made contributions or from which Abbott purchased products and services during the year. In making its determination, the Board relied on both information provided by the directors and information developed internally by Abbott.

The Board has risk oversight responsibility for Abbott and administers this responsibility both directly and with assistance from its committees.

LEADERSHIP STRUCTURE

The Board has determined that the current leadership structure, in which the offices of Chairman and Chief Executive Officer are held by one individual and an independent director acts as lead director, ensures the appropriate level of oversight, independence, and responsibility is applied to all Board decisions, including risk oversight, and is in the best interests of Abbott and its shareholders.

Chairman/Chief Executive Officer

•
Coherent leadership and direction for the Board and executive management

•
Clear accountability and a single focus for the chain of command to execute our strategic initiatives and business plans

•
CEO's extensive industry expertise, leadership experience and familiarity with our complex business

•
By leading management and chairing the Board, we benefit from our CEO's strategic and operational insights, enabling a focused vision encompassing the full range, from long-term strategic direction and day-to-day execution

Lead Independent Director

•
Currently, the Chairman of the Nominations and Governance Committee acts as the lead director

•
Chosen by and from the independent members of the Board of Directors, and serves as the liaison between the Chairman of the Board and the independent directors

•
Facilitates communication with the Board and presides over regularly conducted executive sessions of the independent directors or sessions where the Chairman of the Board is not present

•
Reviews and approves matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other Board members

Abbott Laboratories                23

•
Has the authority to call meetings of the independent directors and, if requested by major stockholders, ensures that he or she is available for consultation and direct communication

•
The lead director, and each of the other directors, communicates regularly with the Chairman and Chief Executive Officer regarding appropriate agenda topics and other Board related matters

DIRECTOR SELECTION

The process used by the Nominations and Governance Committee to identify a nominee to serve as a member of the Board of Directors depends on the qualities being sought. Board members should have backgrounds that when combined provide a portfolio of experience and knowledge that will serve Abbott's governance and strategic needs. Board candidates will be considered on the basis of a range of criteria, including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. Directors should have demonstrated experience and ability that is relevant to the Board of Directors' oversight role with respect to Abbott's business and affairs. Each director's biography includes the particular experience and qualifications that led the Board to conclude that the director should serve on the Board. The directors' biographies are on pages 17 to 22.

BOARD DIVERSITY

In the process of identifying nominees to serve as a member of the Board of Directors, the Nominations and Governance Committee considers the Board's diversity of ethnicity, gender, and geography and assesses the effectiveness of the process in achieving that diversity. Currently, 50% of the independent directors are composed of women or individuals who are minorities.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has five committees established in Abbott's By-Laws: the Executive Committee, Audit Committee, Compensation Committee, Nominations and Governance Committee, and Public Policy Committee. Each of the members of the Audit Committee, Compensation Committee, Nominations and Governance Committee, and Public Policy Committee is independent.

Committee	Current members	Number of 2013 meetings

Audit	Roxanne S. Austin (Chair, audit committee financial expert); Edward M. Liddy; Nancy McKinstry; Samuel C. Scott III; Glenn F. Tilton. Each of the committee members is financially literate, as is required of audit committee members by the New York Stock Exchange. The Board of Directors has determined that Roxanne S. Austin, the Committee's Chair, is an "audit committee financial expert."	7

Compensation	W. James Farrell (Chair); Roxanne S. Austin; Edward M. Liddy; William A. Osborn; Samuel C. Scott III	5

Nominations and Governance	William A. Osborn (Chair); Robert J. Alpern, M.D.; Sally E. Blount, Ph.D.; W. James Farrell; Phebe N. Novakovic	4

Public Policy	Phebe N. Novakovic (Chair); Robert J. Alpern, M.D.; Sally E. Blount, Ph.D.; Nancy McKinstry, Glenn F. Tilton	4

Executive	Miles D. White (Chair); Roxanne S. Austin; W. James Farrell; Phebe N. Novakovic; William A. Osborn	0

24                Abbott Laboratories

Executive Committee

The Executive Committee may exercise all the authority of the Board in the management of Abbott, except for matters expressly reserved by law for Board action.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to Abbott's accounting and financial reporting practices and the audit process, the quality and integrity of Abbott's financial statements, the independent auditors' qualifications, independence, and performance, the performance of Abbott's internal audit function and internal auditors, and certain areas of legal and regulatory compliance. The Committee is governed by a written charter. A copy of the report of the Audit Committee is on page 65.

Compensation Committee

The Compensation Committee assists the Board of Directors in carrying out the Board's responsibilities relating to the compensation of Abbott's executive officers and directors. The Committee is governed by a written charter. The Compensation Committee annually reviews the compensation paid to the members of the Board and gives its recommendations to the full Board regarding both the amount of director compensation that should be paid and the allocation of that compensation between equity-based awards and cash. In recommending director compensation, the Compensation Committee takes comparable director fees into account and reviews any arrangement that could be viewed as indirect director compensation.

This Committee also reviews, approves, and administers the incentive compensation plans in which any executive officer of Abbott participates and all of Abbott's equity-based plans. It may delegate the responsibility to administer and make grants under these plans to management, except to the extent that such delegation would be inconsistent with applicable law or regulation or with the listing rules of the New York Stock Exchange. The processes and procedures used for the consideration and determination of executive compensation are described in the section of the proxy captioned, "Compensation Discussion and Analysis."

The Compensation Committee has the sole authority, under its charter, to select, retain and/or terminate independent compensation advisors. The Committee engaged Aon Hewitt as its compensation consultant for 2013. For 2014, the Compensation Committee has selected a new Compensation Committee consultant whose company performs no other work for Abbott. The Committee engages compensation consultants to provide counsel and advice on executive and non-employee director compensation matters. The consultant, and its principal, report directly to the Chair of the Committee. The principal meets regularly, and as needed, with the Committee in executive sessions, has direct access to the Chair during and between meetings, and performs no other services for Abbott or its senior executives. The Committee determines what variables it will instruct the consultant to consider, and they include: peer groups against which performance and pay should be examined, financial metrics to be used to assess Abbott's relative performance, competitive long-term incentive practices in the marketplace, and compensation levels relative to market practice. The Committee negotiates and approves any fees paid to the consultant for these services. In 2013, the Committee authorized payment of approximately $440,000 to Aon Hewitt for services rendered to the Committee relating to executive compensation. Separately, Abbott management engaged Aon Hewitt to perform and paid approximately $5.8 million for unrelated services, including actuarial work, pension design and administration, insurance, and general consulting. The Compensation Committee was informed about these services, but its formal approval was not requested. A copy of the Compensation Committee report is on page 42.

Nominations and Governance Committee

The Nominations and Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members and recommends to the Board the nominees for election as directors at the next annual meeting of shareholders, recommends to the Board the persons to be elected as executive officers of Abbott, develops and recommends to the Board the corporate governance guidelines applicable to Abbott, and serves in an advisory capacity to the Board and the Chairman of the Board on matters of organization, management succession plans, major changes in the organizational structure of Abbott, and the conduct of Board activities. The Committee is governed by a written charter. The process

Abbott Laboratories                25

used by this Committee to identify a nominee to serve as a member of the Board of Directors depends on the qualities being sought. From time to time, Abbott engages an executive search firm to assist the Committee in identifying individuals qualified to be Board members. The process used by the Committee to identify nominees is described on page 24 in the section captioned, "Director Selection."

Public Policy Committee

The Public Policy Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to Abbott's public policy, certain areas of legal and regulatory compliance, and governmental affairs and healthcare compliance issues that affect Abbott. The Committee is governed by a written charter.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Interested parties may communicate with the Board of Directors by writing a letter to the Chairman of the Board, to the Chairman of the Nominations and Governance Committee, who acts as the lead director at the meetings of the independent directors, or to the independent directors c/o Abbott Laboratories, 100 Abbott Park Road, D-364, AP6D, Abbott Park, Illinois 60064-6400 Attention: Corporate Secretary. The General Counsel and Corporate Secretary regularly forwards to the addressee all letters other than mass mailings, advertisements, and other materials not relevant to Abbott's business. In addition, directors regularly receive a log of all correspondence received by the Company that is addressed to a member of the Board and may request any correspondence on that log.

CORPORATE GOVERNANCE MATERIALS

Abbott's corporate governance guidelines, outline of directorship qualifications, director independence standards, code of business conduct and the charters of Abbott's Audit Committee, Compensation Committee, Nominations and Governance Committee, and Public Policy Committee are all available in the corporate governance section of Abbott's investor relations Web site (www.abbottinvestor.com).

2013 DIRECTOR COMPENSATION

Our CEO is not compensated for serving on the Board or Board committees. Abbott's remaining directors, who are all non-employee directors, are compensated for their service under the Abbott Laboratories Non-Employee Directors' Fee Plan and the Abbott Laboratories 2009 Incentive Stock Program.

The following table sets forth a summary of the non-employee directors' 2013 compensation.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

R. J. Alpern	$126,000	$112,979	$0	$6,634	$13,032	$258,645
R. S. Austin	144,000	112,979	0	0	0	256,979
S. E. Blount	126,000	112,979	0	0	25,000	263,979
W. J. Farrell	138,000	112,979	0	14,339	21,703	287,021
E. M. Liddy	132,000	112,979	0	0	0	244,979
N. McKinstry	132,000	112,979	0	0	24,992	269,971
P. N. Novakovic	138,000	112,979	0	0	0	250,979
W. A. Osborn	138,000	112,979	0	0	0	250,979
S. C. Scott III	132,000	112,979	0	0	25,000	269,979
G. F. Tilton	132,000	112,979	0	0	25,000	269,979

26                Abbott Laboratories

(1)
Under the Abbott Laboratories Non-Employee Directors' Fee Plan, non-employee directors earn $10,500 for each month of service as a director and $1,000 for each month of service as a chairman of a Board committee (other than the Audit Committee). The Chairman of the Audit Committee receives $1,500 for each month of service as a Chairman of that committee and the other members of the Audit Committee receive $500 for each month of service as a Committee member. Fees earned under the Abbott Laboratories Non-Employee Directors' Fee Plan are paid in cash to the director, paid in the form of vested non-qualified stock options (based on an independent appraisal of their fair value), deferred (as a non-funded obligation of Abbott), or paid currently into an individual grantor trust established by the director. The distribution of deferred fees and amounts held in a director's grantor trust generally commences when the director reaches age 65, or upon retirement from the Board of Directors, if later. The director may elect to have deferred fees and fees deposited in trust credited to either a guaranteed interest account or to a stock equivalent account that earns the same return as if the fees were invested in Abbott stock. If necessary, Abbott contributes funds to a director's trust so that as of year-end the stock equivalent account balance (net of taxes) is not less than seventy-five percent of the market value of the related Abbott common stock at year end.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines the grant date fair value of stock unit awards by multiplying the number of restricted stock units granted by the average of the high and low market prices of an Abbott common share on the date of grant. In addition to the fees described in footnote 1, each non-employee director elected to the Board of Directors at the annual shareholder meeting receives vested restricted stock units having a value of $113,000 (rounded down) under the Abbott Laboratories 2009 Incentive Stock Program (effective as of the 2014 Annual Meeting, this will increase to $135,000 (rounded down)). In 2013, this was 3,097 units. The non-employee directors receive cash payments equal to the dividends paid on the shares covered by the units at the same rate as other shareholders. Upon termination, retirement from the Board, death, or a change in control of Abbott, a non-employee director will receive one share of common stock for each restricted stock unit outstanding under the Incentive Stock Program. The following Abbott restricted stock units were outstanding as of December 31, 2013: R. J. Alpern, 11,656; R. S. Austin, 19,319; S. E. Blount, 4,916; W. J. Farrell, 17,430; E. M. Liddy, 7,083; N. McKinstry, 4,916; P. N. Novakovic, 7,083; W. A. Osborn, 13,573; S. C. Scott III, 15,303; and G. F. Tilton, 15,303. The following AbbVie restricted stock units were outstanding as of December 31, 2013: R. J. Alpern, 8,559; R. S. Austin, 16,222; S. E. Blount, 1,819; W. J. Farrell, 14,333; E. M. Liddy, 3,986; N. McKinstry, 1,819; P. N. Novakovic, 3,986; W. A. Osborn, 10,476; S. C. Scott III, 12,206; and G. F. Tilton, 12,206. The conversion of outstanding Abbott equity awards when Abbott and AbbVie Inc. separated is described in the introduction to the 2013 Outstanding Equity Awards table on page 49.

(3)
The following options were outstanding as of December 31, 2013: N. McKinstry, 6,280 (Abbott) and 6,280 (AbbVie); and P. N. Novakovic, 18,240 (Abbott) and 7,072 (AbbVie).

(4)
The totals in this column include reportable interest credited under Abbott Laboratories Non-Employee Directors' Fee Plan during the year.

(5)
Charitable contributions made by Abbott's non-employee directors are eligible for a matching contribution (up to $25,000 annually). The amounts reported in this column include charitable matching grant contributions, as follows: R. J. Alpern, $3,750; S. E. Blount, $25,000; N. McKinstry, $24,992; S. C. Scott III, $25,000; and G. F. Tilton, $25,000. The amounts also include earnings (net of reportable interest referenced in footnote 4) of $21,703 for W. J. Farrell.

Abbott Laboratories                27

 Security Ownership of Executive Officers and Directors

The table below reflects the number of Abbott common shares beneficially owned as of January 31, 2014, by each director, the Chief Executive Officer, the Chief Financial Officer, and the three other most highly paid executive officers (the "named officers"), and by all directors and executive officers of Abbott as a group. It also reflects the number of stock equivalent units and restricted stock units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan.

Name	Shares Beneficially Owned(1)(2)	Stock Options Exercisable within 60 days of January 31, 2014	Stock Equivalent Units

H. L. Allen	42,107	66,400	0
R. J. Alpern	11,656	0	3,357
R. W. Ashley	335,165	0	0
R. S. Austin	26,163	0	0
B. J. Blaser	88,822	127,733	0
S. E. Blount	4,916	0	0
W. J. Farrell	18,430	0	0
T. C. Freyman	472,117	715,400	0
E. M. Liddy	8,218	0	9,726
N. McKinstry	4,916	6,280	0
P. N. Novakovic	7,583	18,420	0
W. A. Osborn	37,573	0	15,434
S. C. Scott III	21,303	0	6,309
G. F. Tilton	22,653	0	17,425
M. D. White	1,429,475	3,401,834	0
All directors and executive officers as a group(3)(4)	3,566,700	6,663,821	52,251

(1)
The table includes shares held in the officers' accounts in the Abbott Laboratories Stock Retirement Trust as follows: T. C. Freyman, 1,070; M. D. White, 26,298; and all executive officers as a group, 64,520. Each officer has shared voting power and sole investment power with respect to the shares held in his or her account.

(2)
The table includes restricted stock units held by the non-employee directors and payable in stock upon their retirement from the Board as follows: R. J. Alpern, 11,656; R. S. Austin, 19,319; S. E. Blount, 4,916; W. J. Farrell, 17,430; E. M. Liddy, 7,083; N. McKinstry, 4,916; P. N. Novakovic, 7,083; W. A. Osborn, 13,573; S. C. Scott III, 15,303; G. F. Tilton, 15,303; and all directors as a group, 116,582.

(3)
Certain executive officers of Abbott are fiduciaries of several employee benefit trusts maintained by Abbott. As such, they have shared voting and/or investment power with respect to the common shares held by those trusts. The table does not include the shares held by the trusts. As of January 31, 2014, these trusts owned a total of 34,190,230 (2.2%) of the outstanding shares of Abbott.

None of the directors, named officers, or executive officers has pledged shares.

(4)
Excluding the shared voting and/or investment power over the shares held by the trusts described in footnote 3, the directors, director nominees, and executive officers as a group together own beneficially less than one percent of the outstanding shares of Abbott.

28                Abbott Laboratories

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Introduction This Compensation Discussion and Analysis ("CD&A") describes Abbott's executive compensation program in 2013. In particular, this CD&A explains how the Compensation Committee (the "Committee") and Board of Directors made its compensation decisions for the Company's executives, including the five named officers: Miles D. White, Chairman of the Board and Chief Executive Officer; Thomas C. Freyman, Executive Vice President, Finance & Chief Financial Officer; Hubert L. Allen, Executive Vice President, General Counsel and Secretary; Richard W. Ashley, Executive Vice President, Corporate Development; and Brian J. Blaser, Executive Vice President, Diagnostics Products.

The CD&A also describes the pay philosophy the Committee has established for the Company's executive officers, the process the Committee utilizes to examine performance in the context of executive pay decisions, the performance goals and results for each named officer, and recent updates to our compensation program.

On January 1, 2013 we completed the largest strategic initiative in the Company's long history, creating two leading healthcare companies. The research-based pharmaceutical business became AbbVie and our diversified medical products businesses became the new Abbott.

Abbott has executed numerous strategic initiatives that have created significant long-term value for shareholders, including the 2013 creation of AbbVie. From the end of 2010 through the end of 2013, the combined market capitalization of Abbott and AbbVie nearly doubled from approximately $75 billion to approximately $145 billion.

Abbott's total shareholder return (TSR) was 82.1% during the past three years as compared to the S&P 500 index return of 56.8% and the Dow Jones Industrial Average of 54.9%.(1)

3-Year Total Shareholder Return

(1)
Abbott uses Thomson Reuters as its source for calculating TSR. A description of the methodology used to calculate TSR is on page 5.

Abbott Laboratories                29

COMPENSATION PHILOSOPHY AND COMPONENTS OF PAY

Abbott and its Compensation Committee have designed a compensation program to attract and retain executives whose talent and contributions support and advance the profitable growth of the Company and growth in shareholder value. The program is designed to be:

•
Competitive—Each year we compare both the level of compensation and the components of our program to our peer companies to ensure we are providing market-level rewards, consistent with the performance of our business during the year.

•
Aligned to our shareholders' interests—Our compensation program aligns our executives' compensation with shareholder interests through both short-term and long-term incentives.

•
Performance-based—Other than base salary, which is the smallest component of our executives' compensation, all components of our Total Direct Compensation program (i.e., base salary, annual cash incentive, performance-based restricted stock awards, and stock options) are aligned with Company and/or division performance.

•
Balanced—Short- and long-term objectives focus our executives on actions that create value today while building for sustainable future success. Our compensation program rewards both the achievement of short-term goals and milestones that will accelerate our success over the long-range plan.

Compensation Element	Abbott CEO	Other Abbott NEOs
Base Salary	• $1,900,000	• $2,863,888
Annual Cash Incentive Plan	• $3,150,000	• $2,984,500
Long-Term Incentives
Grant made in 2013 based on 2012 results including the successful separation of AbbVie	• $14,399,620	• $10,127,861
Grant made in 2014(1) based on 2013 results	• $9,300,000	• $7,900,300

Total Compensation as shown in Summary Compensation Table	• $20,865,668	• $16,874,775

(1)
Grants made in 2014 will be reflected in the compensation of the Executive Officers disclosed in the 2015 proxy statement.

30                Abbott Laboratories

There are four primary pay components that make up our executive pay program:

1.
Base salary, which is the only "fixed" element of compensation.

2.
Annual cash incentive plan, which rewards executives for achieving specific goals at the corporate and divisional levels. This program is designed to reward short term results on the long-term plan.

3.
Performance-based restricted stock awards, which vary significantly based on officer evaluation and the components of the table below:

Granted based on	Vest based on	Upside opportunity based on
• Financial metrics (operating results) • Strategic results (progress toward long-term commitments)	• Achievement of a specific Company performance threshold	• Share price appreciation only • No additional shares are earned if above threshold performance achieved
• Impact of the officer's role on business overall
4.
Stock options, which create value only when returns are generated to shareholders. They are performance-based because they gain value only when our stock price increases. These awards are designed to incent long-term growth and shareholder returns, thereby aligning the interests of our NEOs and shareholders.

CHANGES BASED ON SHAREHOLDER FEEDBACK AND MARKET PRACTICES

Last year, 84.5% of our shareholders approved the compensation of our named executive officers. Nonetheless, several improvements were made to extend the scope of our shareholder outreach. We reached out to more than 200 investors and conducted meetings with investors representing more than 40% of our outstanding shares. In those meetings, we discussed our pay programs broadly, including aspects that were previously subject to shareholder resolutions. Based on shareholder discussions and recommendations, the Committee, during its annual evaluation of the Company's compensation programs and evolving market practices, made several substantive changes to our programs.

•
Peer group—The Committee selected a new peer group based on the business composition of the new Abbott.

•
ROE Goals—ROE was removed as a goal from the annual cash incentive program, eliminating duplication with our LTI performance hurdle.

•
CEO Annual Cash Incentive Plan Target—To align with peer group practices, the CEO's annual incentive target opportunity was reduced from 200% of base salary to 160% of base salary effective January 1, 2013.

•
Determination of equity grant levels—During 2013, the Committee determined the level of long-term incentive awards granted to each officer based upon an explicit evaluation of financial metrics (annual operating results), strategic results (measured performance against long-term commitments), and the relative contribution of the officer on business overall.

•
Change-in-control agreements—Our CEO does not have a change-in-control agreement. During 2012, new change-in-control agreements for other officers were issued which eliminated (i) the automatic renewal feature; (ii) the right to receive a tax gross-up payment from Abbott if the executive is subject to the golden parachute excise tax; and (iii) the modified single-trigger severance provision, which was replaced with a double trigger severance provision.

•
Tax Gross-ups—Tax gross-ups were eliminated for our executive pay program.

•
Independent compensation consultant—During 2013, the Committee selected a new independent compensation consultant whose company performs no other work for Abbott.

•
Compensation Recoupment Policy—The Company adopted a new compensation recoupment policy.

Abbott Laboratories                31

•
Share ownership guidelines—During 2013, we changed our executive share ownership guidelines to align with market practice. The new guidelines are:

•
Chief Executive Officer—6 times base salary

•
Executive Vice President/Senior Vice President—3 times base salary

•
All Other Officers—2 times base salary

•
Reloads—Except for outstanding options that have a replacement option feature, the Company has not issued options with a "reload" feature since 2004. Any options with a replacement option feature that remain outstanding will expire no later than December 31, 2014.

HOW EXECUTIVE PAY DECISIONS ARE MADE

The Committee makes compensation decisions in the context of the objectives of our program. They ensure the compensation delivered to our executives is competitive, based on performance, balanced between the short and long term, and aligned with shareholder interests.

Benchmarking Using Peer Companies

To determine the competitiveness of our compensation and benefit programs, the Committee, in consultation with its independent consultant annually compares the level of compensation, market pay practices and our relative performance to those of peer companies.

After the separation of AbbVie, the Committee determined that our peer group should be updated to better reflect the nature of our business going forward. The new peer group reflects a balanced mix of corporations whose investment profile, operating characteristics, and employment and business markets share similarities with Abbott, including:

•
Globally diverse manufacturing-driven organizations with significant international operations

•
Consumer-facing organizations

•
Similar financial and operating measures, including revenue, market capitalization, and number of employees

•
Similar return of cash profiles, including dividends and share repurchases

•
Similar geographic mix of revenues and profits

32                Abbott Laboratories

This group is summarized below, showing the primary characteristics for which each company was selected.

Company Name	Sales/Rev(1) (billions)	Market Cap(1) (billions)	% Rev Outside US	Similar # Employees	Health Care Related	Mfg Driven/ Consumer Facing
3M Company	$30.7	$93.3	✓	✓	✓	✓
Baxter International Inc.	$14.6	$37.7	✓	✓	✓	✓
Caterpillar Inc.	$57.3	$57.8	✓	✓		✓
The Coca-Cola Company	$47.3	$182.4	✓	✓		✓
Covidien PLC	$10.2	$30.8		✓	✓	✓
Danaher Corporation	$18.8	$53.8	✓	✓	✓	✓
E. I. du Pont de Nemours	$35.5	$60.2	✓	✓		✓
Eaton Corporation	$20.9	$36.1	✓	✓		✓
Emerson Electric Co.	$24.7	$49.5	✓	✓		✓
Honeywell International Inc.	$38.2	$71.7		✓		✓
Illinois Tool Works Inc.	$17.2	$37.3	✓	✓		✓
Johnson & Johnson	$70.5	$258.4	✓	✓	✓	✓
Kimberly-Clark Corporation	$21.2	$39.9	✓	✓	✓	✓
McDonald's Corporation	$28.0	$96.5	✓			✓
Medtronic, Inc.	$16.8	$57.3		✓	✓	✓
Novartis AG	$58.5	$194.7	✓	✓	✓	✓
Procter & Gamble Co	$84.7	$221.3	✓	✓	✓	✓
Thermo Fisher Scientific, Inc.	$12.9	$40.2		✓	✓	✓
United Technologies Corporation	$62.3	$104.4				✓

Median	$28.0	$57.8	✓	✓	✓	✓
Abbott	$21.8	$59.3	✓	✓	✓	✓

Because the long term incentive grants made in February 2013 were based upon the successful separation of the AbbVie business and 2012 performance, the benchmarking related to those grants was against the prior peer group.(2)

Base Salary

Base salary targets are set using the median of the peer group as an initial benchmark. Specific pay rates are based on an executive's performance, experience, unique skills, and internal equity with others at Abbott. Once the rate of pay is set at either hire or upon promotion, subsequent changes in pay, including salary increases, are based on the executive's performance, the job he or she is performing, internal equity, and the Company's operating budget.

(1)
Data Source: S&P's Capital IQ database, reflects most recently disclosed (as of January 31, 2014) trailing 12 month sales/revenue. The market cap reflects values on December 31, 2013.

(2)
Prior peer group consisted of Amgen, Bristol-Meyers Squibb, Eli Lilly, GlaxoSmithKline, Johnson & Johnson, Merck, Novartis, and Pfizer.

Abbott Laboratories                33

Annual Cash Incentive Plan (Performance Incentive Plan)

During 2013, all of Abbott's five named officers participated in the 1998 Abbott Laboratories Performance Incentive Plan (PIP). The PIP is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for performance-based compensation.

Each year, the Committee sets the maximum award allocations under the PIP for each named officer as a percentage of consolidated net earnings. For 2013, the maximum award for the Chief Executive Officer was 0.15% of adjusted consolidated net earnings for the fiscal year-end, and, for all of the other named officers, 0.075% of adjusted consolidated net earnings. Historically, and in 2013, the Committee exercised its discretion to deliver PIP awards that were below the maximum awards that are authorized by these formulas based on achieved performance against annual goals and other factors described below.

Under the PIP, the Committee sets a target payout (expressed as a percentage of base salary) for each officer based upon market benchmarks and internal calibration. The final payout is determined based upon achievement of certain annual goals. Each PIP participant carried a goal of Adjusted Diluted EPS that comprised 20% of his or her goals. For a reconciliation of these adjustments to GAAP, see Annex I. In addition to EPS, most officers had other financial goals specific to each officer's area of responsibility. The process of scoring each officer's goals will determine an initial payout of not more than 100% of the target payout.

Annual Incentive Payout Calculation for NEOs

The Compensation Committee may adjust the calculated annual PIP award amount up or down based on additional factors. The Committee may take into account the impact of specified factors or events, including but not limited to compliance costs or product recalls, as they deem applicable. These adjustments are reviewed individually on an annual basis to determine their appropriateness. Note that the quantitative determination of an officer's cash incentive can not result in above-target payouts. However, the Committee in its sole discretion may determine that an above-target payout is warranted based on achieved levels of performance.

Examples of factors that could create Downward Adjustment	Examples of factors that could create Upward Adjustment
• Product recall	• Performance well above plan
• Missing R&D milestones	• Successful completion of unplanned acquisition
• Compliance breach	• Acceleration of R&D milestones
• Violation of our Core Leadership Requirements

34                Abbott Laboratories

Long-Term Incentives (LTI)

Long-term incentive awards are driven by three primary factors:

  1.
  External market data which provides the appropriate range of long-term incentive awards

  2.
  Company performance against financial and operating measures that drive shareholder returns, which determines where the Company's award guidelines should fall in the market data range

  3.
  Individual performance

To determine company performance, the Committee reviews performance using a number of relative benchmarks, including total shareholder return, return on equity, return on net assets, and earnings per share growth. These results are compared to these same benchmarks for our peer group companies. This analysis provides the Committee and its independent consultant with a relative performance ranking of Abbott to peers on a multi-year basis. Generally, the Committee sets the award guideline at Abbott's performance level relative to our peers, but may adjust the guideline up or down. In 2013, based on Abbott's performance relative to peers as well as the value created by the successful separation of the research-based pharmaceutical business (now AbbVie), the Committee set award guidelines for the NEOs between the 50th and 75th percentiles.

In the February 2013 grant shown in the Summary Compensation table, individual performance for each officer was determined based upon an explicit evaluation of:

•
Financial metrics (annual operating results)

•
Strategic results (progress toward long-term commitments)

•
The relative contribution of the officer's role on business overall

Officers were evaluated on each of these areas using the scoring below:

	Behind Target	Met Target	Exceeded Target
Percentage of Annual Grant Awarded	0-75%	75-125%	125-150%

The scoring was used to determine the overall grant as a percentage of the award guidelines. The Committee reviewed these calculations for all officers as part of its process of approving the annual grants.

Changes to our Long-Term Incentive Grants for NEOs

In 2013, to recognize the post-separation growth focus of Abbott and to more directly align the interests of executive officers with the interests of shareholders, the Committee granted the long-term incentive awards in the form of 50 percent stock options and 50 percent performance-vested shares. This mix is consistent with the practices of our new peer group. All but one of Abbott's new peers grant a portion of their long-term incentive awards in the form of stock options and only six of the 16 companies disclosing percentages grant less than 40 percent of the total value in options.

Typically equity grants are approved by the Committee during its regularly scheduled meeting held in February of each year. Stock options have a ten year term, vest ratably over three years and only provide value to executives if shareholders also realize value through stock price increases. Performance-vested

Abbott Laboratories                35

shares are earned over a period of 5 years, with not more than one-third of each award vesting each year only if the annual return on equity threshold is achieved. Using the annual ROE vesting threshold is an additional mechanism for the Compensation Committee to ensure growth and investment return objectives are achieved before executives' awards are vested. Determining the level of awards based upon progress toward long-range plan objectives focuses NEOs on long-term business growth while maintaining an annual threshold prevents executives from benefiting in future years due to unforeseen events.

It is important to note that if performance-vested shares vest, they will vest only at 100 percent. There is no "upside" in the number of shares should the threshold level be exceeded and outstanding restricted shares receive dividends at the same rate as all other shareholders.

The ROE for each year's vesting is established when the grant is awarded. Our incentive stock program requires the Compensation Committee to equitably adjust outstanding awards where the award's performance goals no longer fairly apply due to changes from events which alter the financial composition of the Company. With the separation of Abbott and AbbVie on January 1, 2013, the new Abbott now has a significantly lower debt-to-equity ratio. As a result, the threshold ROE that will be used as the vesting trigger mechanism was proportionately adjusted from 18 percent to 10 percent to reflect this significant capital structure change.

It is our intent over time to increase our ROE and ROE threshold through effective deployment of our cash to generate returns on shareholder capital. Because ROE measures how much profit the Company generates over the longer-term with the capital that shareholders have invested, the Committee believes this is an appropriate metric to use for vesting equity granted to executive officers. For awards granted in 2011, 2012, and 2013 that are scheduled to vest in the future, the performance requirement will be dependent upon the Company achieving an annual return on equity threshold of 10 percent from continuing operations adjusted for specified items per the quarterly earnings releases. As the ROE for 2013 exceeded 10%, one-third of the awards granted in 2011, 2012, and 2013 vested in February 2014.

Performance Goals

DISCUSSION OF NAMED OFFICERS' ACHIEVEMENT OF GOALS DURING 2013

2013 Financial and Other Goals

FINANCIAL GOALS

Executive	Metric	Expected Results	Results Achieved

Miles D. White	Adjusted Diluted EPS	$2.01	$2.01
	Sales	$23.0 Billion	$21.8 Billion
	Adjusted Net Income	$3.2 Billion	$3.2 Billion
	Adjusted Return on Assets	9.3%	9.4%
	Adjusted Operating Cash Flow	$4.0 Billion	$4.1 Billion

Thomas C. Freyman	Adjusted Diluted EPS	$2.01	$2.01
	Adjusted Return on Assets	9.3%	9.4%
	Adjusted Operating Cash Flow	$4.0 Billion	$4.1 Billion

Hubert L. Allen	Adjusted Diluted EPS	$2.01	$2.01

Richard W. Ashley	Adjusted Diluted EPS	$2.01	$2.01

Brian J. Blaser	Adjusted Diluted EPS	$2.01	$2.01
	Division Net Sales	$4.6 Billion	$4.6 Billion
	Diagnostics Division Margin	$967.2 Million	$1,026.4 Million

The results reflect an increase of 1.6% in sales and an increase of 15.5% in adjusted diluted EPS and adjusted net income.

36                Abbott Laboratories

OTHER GOALS

MILES D. WHITE

Establish Abbott as a diversified healthcare company post-AbbVie separation; continue Abbott's growth focus by launching new products in the established pharmaceuticals, diagnostics, medical devices and nutrition businesses; achieve strategic objectives supporting emerging market growth; execute strategies to drive gross margin growth; development of key senior management talent.

Results: Mr. White achieved the above goals in all material aspects.

THOMAS C. FREYMAN

Execute phase one of global Finance back office initiative; establish plan for transition of services currently provided to AbbVie as part of the separation agreement; execute final phase of SAP system roll out; support appropriate valuation of the Company given growth prospects through Investor Relations activities.

Results: Mr. Freyman partially achieved the global Finance back office initiative goal and achieved his other goals in all material aspects.

HUBERT L. ALLEN

Successfully resolve key litigation matters; achieve licensing and acquisition objectives to achieve pipeline enhancements and emerging market growth in Devices, Nutrition, and Established Pharmaceuticals businesses; achieve key compliance initiatives.

Results: Mr. Allen achieved the above goals in all material aspects.

RICHARD W. ASHLEY

Achieve key strategic initiatives in Vascular, Medical Optics and Established Pharmaceuticals divisions; refine supply chain economics strategy to address anticipated market challenges.

Results: Mr. Ashley achieved the above goals in all material aspects.

BRIAN J. BLASER

Achieve new product platform development objectives in Diagnostics divisions; accomplish key strategic objectives for Diagnostics including projects in hematology, molecular oncology, clinical laboratory diagnostics, and global division operations; achieve emerging markets program and sales growth objectives; achieve division gross margin objectives.

Results: Mr. Blaser achieved the above goals in all material aspects.

February 2014 Compensation Decisions

Each year during the February Committee meeting, based on the performance assessment of each named executive officer, the Committee determines the appropriate level of:

•
Base salary for the upcoming year,

•
Annual cash incentive plan payout earned for the prior year's performance,

•
Annual cash incentive plan target for the upcoming year, and

•
Long-term incentive award grant.

Decisions made in February 2014 based upon 2013 performance, the change in business composition and the new peer group's pay practices are summarized in the tables to follow. The Committee believes the compensation summarized in these tables is appropriate in light of 2013 performance and the new peer group.

Abbott Laboratories                37

Total Direct Compensation—Determined in February 2014 for 2013 performance

Name	Base Salary	Annual Cash Incentive Plan Payout	Bonus as a Percent of Target	Performance Vested RSUs ($)	Options Granted ($)	Total Direct Compensation

Miles D. White	$1,900,000	$3,150,000	104%	$4,650,000	$4,650,000	$14,350,000

Thomas C. Freyman	$975,100	$912,000	85%	$1,281,050	$1,281,050	$4,449,200

Hubert L. Allen	$650,000	$682,500	100%	$688,800	$688,800	$2,710,100

Richard W. Ashley	$633,000	$590,000	93%	$861,000	$861,000	$2,945,000

Brian J. Blaser	$675,000	$800,000	123%	$1,119,300	$1,119,300	$3,713,600

•
Base salary shown in the table above represents the named officer's approved salary, effective March 1, 2014.

•
Annual cash incentive plan amount paid in cash in February 2014 based on 2013 performance and the peer group established in 2013 for the new Abbott.

•
Long-term incentive awards were granted in February 2014 following the rigorous evaluation process described in the section titled "How Executive Pay Decisions are Made". The peer group established in 2013 for the new Abbott was used to determine appropriate grant amounts. Grants made in 2014 will be reflected in the compensation of the Executive Officers disclosed in the 2015 proxy statement.

Base salary and annual cash incentive plan targets for 2014

The Committee set the following base salaries and annual cash incentive plan targets for the 2014 year.

Name	2013 Base Salary (effective March 1, 2013)	Percentage Increase	2014 Base Salary (effective March 1, 2014)	2014 Annual Cash Incentive Plan Target

Miles D. White	$1,900,000	0%	$1,900,000	160%

Thomas C. Freyman	$975,100	0%	$975,100	110%

Hubert L. Allen	$650,000	0%	$650,000	105%

Richard W. Ashley	$633,000	0%	$633,000	100%

Brian J. Blaser	$618,000	9%	$675,000	105%

38                Abbott Laboratories

Benefits & Perquisites

Each of the benefits described below was designed to support the Company's objective of providing a competitive total pay program. Individual benefits do not directly affect decisions regarding other benefits or pay components, except to the extent that benefits and pay components must, in aggregate, be competitive, as previously discussed.

Benefits and Perquisites	Description

Retirement Benefits	The named officers participate in two Abbott-sponsored defined benefit plans: the Abbott Laboratories Annuity Retirement Plan and the Abbott Laboratories Supplemental Pension Plan. These plans are described in greater detail in the "Pension Benefits" section of the proxy.

Since officers' Supplemental Pension Plan benefits cannot be secured in a manner similar to qualified plans, which are held in trust, officers receive an annual cash payment equal to the increase in present value of their Supplemental Pension Plan benefit. Officers have the option of depositing these annual payments to an individually established grantor trust, net of tax withholdings. Deposited amounts may be credited with the difference between the officer's actual annual trust earnings and the rate used to calculate trust funding (currently 8 percent) while they are employed. Amounts deposited in the individual trusts are not tax deferred.

As noted previously, beginning in 2013, officers no longer receive tax gross-ups on their grantor trusts. The manner in which the grantor trust will be distributed to an officer upon retirement from the Company generally follows the manner elected by the officer under the Annuity Retirement Plan. Should an officer (or the officer's spouse depending upon the pension distribution method elected by the officer under the Annuity Retirement Plan) live beyond the actuarial life expectancy age used to determine the Supplemental Pension Plan benefit, and therefore exhaust the trust balance, the Supplemental Pension Plan benefit will be paid by Abbott.

Deferred Compensation	Officers of the Company, like all U.S. employees, are eligible to defer a portion of annual base salary, on a pre-tax basis, to the Company's qualified 401(k) plan, up to the IRS contribution limits. Officers are also eligible to defer up to 18 percent of their base salary, less contributions to the 401(k) plan, to a non-qualified plan. Unlike other U.S. managers, officers are not eligible to elect to defer compensation into the Deferred Compensation Plan. However, one hundred percent (100 percent) of annual incentive awards earned under the Company's Performance Incentive Plan is eligible for deferral to a non-qualified plan. Officers may defer these amounts to unfunded book accounts or choose to have the amounts paid in cash on a current basis and deposited into individually established grantor trusts, net of tax withholdings. These amounts are credited annually with earnings. As noted previously, beginning in 2013 officers no longer receive tax gross-ups on their grantor trusts. Officers elect the manner in which the assets held in their grantor trusts will be distributed to them upon retirement or other separation from the Company.

Abbott Laboratories                39

Benefits and Perquisites	Description

Change in Control Arrangements	Mr. White does not have a change in control agreement. The other named officers have change in control agreements, the purpose of which is to aid in retention and recruitment, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the Company, and to protect the earned benefits of the officer against adverse changes resulting from a change in control. The level of payments provided under the agreements is established to be consistent with market practices as confirmed by data provided to the Committee by its independent compensation consultant. These arrangements are described in greater detail in the "Potential Payments upon Termination or Change in Control" section of this proxy.

Financial Planning	Named officers are eligible to receive up to $10,000 of fees annually associated with estate planning advice, tax preparation and general financial planning. If an officer chooses to utilize this benefit, fees for services received up to the annual allocation are paid by the Company and are treated as imputed income to the officer, who then is responsible for payment of all taxes due on the fees paid by the Company.

Company Automobile	Named officers are eligible for use of a Company-leased vehicle, with a lease term of 50 months. Seventy-five percent (75 percent) of the cost of the vehicle is imputed to the officer as income for federal income tax purposes.

Company Aircraft	Non-business related flights on corporate aircraft by Messrs. White and Freyman are covered by time-sharing lease agreements, pursuant to which incremental costs associated with those flights are reimbursed by the executives to the Company in accordance with Federal Aviation Administration regulations.

Disability Benefit	In addition to Abbott's standard disability benefits, the named officers are eligible for a monthly long-term disability benefit, which is described in greater detail in the "Potential Payments upon Termination or Change in Control" section of this proxy.

40                Abbott Laboratories

Share Ownership Guidelines

To further promote sustained shareholder return and to ensure the Company's executives remain focused on both short- and long-term objectives, the Company has established share ownership guidelines. Each officer has five years from the date appointed/elected to his/her position to achieve the ownership level associated with the position. As noted previously, these share ownership guidelines were updated during 2013 to better reflect market practice.

Role	Guideline

Chief Executive Officer	6 times base salary

Executive Vice Presidents and Senior Vice Presidents	3 times base salary

All Other Officers	2 times base salary

All named officers with 5 years tenure in their current position meet or substantially exceed the guidelines.

Hedging and Pledging

None of Abbott's executive officers or directors has pledged any Abbott shares. In addition, all of the Company's corporate officers must pre-clear any transaction involving Abbott shares with the General Counsel prior to entering into such transaction. Abbott's Incentive Stock Programs provide that, unless otherwise permitted by the Compensation Committee, no award may be assigned, pledged, alienated, or hypothecated.

Compliance

The Performance Incentive Plan and Incentive Stock Program, which are described above, are intended to comply with Internal Revenue Code Section 162(m) to ensure deductibility.

The Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Committee believes that shareholder interests are best served by not restricting the Committee's discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee may from time to time approve components of compensation for certain officers that are not deductible.

While the Committee does not anticipate there would ever be circumstances where a restatement of earnings upon which any incentive plan award decisions were based would occur, the Committee, in evaluating such circumstances, has discretion to take all actions necessary to protect the interests of shareholders up to and including actions to recover such incentive awards. Such circumstances have never occurred.

Abbott Laboratories                41

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is primarily responsible for reviewing, approving and overseeing Abbott's compensation plans and practices, and works with management and the Committee's independent consultant to establish Abbott's executive compensation philosophy and programs. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
W. J. Farrell, Chairman
R. S. Austin
E. M. Liddy
W. A. Osborn
S. C. Scott III

COMPENSATION RISK ASSESSMENT

During 2013, Abbott conducted its annual risk assessment of its compensation policies and practices for employees and executives. Abbott's risk assessment is reinforced by Abbott's adherence to a number of industry leading best practices, including:

  ✓
  Compensation Committee chaired by independent, non-employee director

  ✓
  Representation from the Audit Committee on the Compensation Committee

  ✓
  Review of executive compensation programs by the Compensation Committee's independent consultant

  ✓
  Robust review of compensation program elements and key performance drivers

  ✓
  Detailed measurement of short- and long-term compensation elements to ensure balance

Based on this assessment, Abbott determined its compensation and benefit programs appropriately align employees and performance without incentivizing risky behaviors. Any risk arising from its compensation policies and practices is not reasonably likely to have a material adverse effect on Abbott or its shareholders.

The following factors were among those considered:

•
Compensation structure encourages employees to regard Abbott as a career employer, to consider the long-term impact of their decisions, and to align their interests with those of Abbott's shareholders (e.g., defined benefit pension plan, equity awards that vest over multi-year periods).

•
Abbott's long-term incentive program focuses on longer-term operating performance and shareholder returns, (e.g., in 2013, roughly 66% of named officer total compensation was in the form of long-term equity incentives—29% of which are stock options, vesting over multi-year periods, and 37% of which are performance awards that vest over a period of up to five years).

•
Equity awards are made, and grant prices are set at the same time each year, at the Compensation Committee's regularly scheduled meeting. In addition, Abbott does not award discounted stock options or immediately vesting stock options or restricted stock. The equity awards are based on multiple performance factors and executives share ownership guidelines promote alignment with shareholders.

•
Abbott's annual incentive program places an appropriate weighting on earnings achievement by balancing it with other factors, including operational and strategic measures. Since earnings are a key component of stock price performance, this aspect of Abbott's compensation plan promotes alignment with shareholder interests without creating duplicity across incentive plans. Annual incentives for executives are also capped.

42                Abbott Laboratories

•
Abbott's recoupment policy allows the Compensation Committee to seek recoupment of incentive compensation or reduce future awards if it determines that a senior executive engaged in misconduct or failed in a supervisory capacity, resulting in a material violation of law or Abbott policy which caused significant financial harm to Abbott.

•
Annual benchmarking ensures performance achievement and incentive payout opportunities are aligned with a peer group that reflects the characteristics of Abbott. Appropriateness of this group is assessed annually.

•
Training on code of conduct and policies and procedures is mandatory for all employees and non-employee directors.

•
Abbott's compensation program does not include features that could encourage excessive risk-taking, such as: over-weighting toward annual incentives, highly leveraged payout curves, unreasonable thresholds, and steep payout cliffs at certain levels that may encourage short-term business decisions to meet payout thresholds.

This assessment was discussed with the Compensation Committee and its independen compensation consultant. The Committee and the consultant both agreed with the assessment.

Abbott Laboratories                43

SUMMARY COMPENSATION TABLE

The following table summarizes compensation awarded to, earned by, or paid to the named officers. The section of the proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made" describes in greater detail the information reported in this table.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(6)		All Other Compensation ($)(8)	Total ($)

Miles D. White,	2013	$1,900,000	$0		$7,337,400	$7,062,220	$3,150,000	$336,153	(7)	$1,079,895	$20,865,668
Chairman of the	2012	1,900,000	0		9,429,176	2,057,000	4,700,000	6,162,947		869,713	25,118,836
Board, Chief	2011	1,900,000	0		9,759,558	1,835,981	4,200,000	5,419,080		896,283	24,010,902
Executive Officer
and Director

Thomas C. Freyman,	2013	969,748	0		2,009,050	1,784,319	912,000	49,516	(7)	157,121	5,881,754
Executive Vice	2012	946,700	1,200,000	(9)	3,341,844	729,640	1,270,000	2,049,188		126,406	9,663,778
President, Finance	2011	946,700	0		2,855,661	537,649	1,270,000	2,211,250		126,452	7,947,712
and Chief
Financial Officer

Hubert L. Allen,	2013	650,000	0		1,107,598	952,050	682,500	195,150	(7)	185,539	3,772,837
Executive Vice President, General Counsel and Secretary

Richard W. Ashley,	2013	629,532	0		2,215,196	0	590,000	94,836	(7)	111,078	3,640,642
Executive Vice President, Corporate Development

Brian J. Blaser,	2013	614,608	0		1,107,598	952,050	800,000	28,390	(7)	76,896	3,579,542
Executive Vice President, Diagnostics Products

(1)
In accordance with the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines grant date fair value by multiplying the number of shares granted by the average of the high and low market prices of an Abbott common share on the award's date of grant.

(2)
When Abbott and AbbVie separated on January 1, 2013, all holders of outstanding Abbott equity awards received (except where prohibited by local law) an identical number of AbbVie equity awards to preserve the value of the initial Abbott awards. Because these AbbVie awards resulted from an antidilution adjustment pursuant to the terms of Abbott's Incentive Stock Programs meant to preserve the value of the existing Abbott awards, they have no impact on the amounts set forth in the table. Additional information regarding the conversion of Abbott's outstanding equity awards when Abbott and AbbVie separated is contained in the introduction to the 2013 Outstanding Equity Awards table on page 49.

(3)
In accordance with the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. These amounts include the grant date fair values of $1,407,620 and $57,358 attributable to replacement stock options issued in 2013 to M. D. White and T. C. Freyman, respectively, with respect to original option grants made before 2005. Except for outstanding options that have a replacement option feature, options granted after 2004 do not include a replacement option feature. No options with a replacement option feature will remain outstanding after December 31, 2014. Additional information regarding replacement options can be found in footnotes 6 and 7 to the 2013 Grants of Plan-Based Awards Table.

Mr. Ashley received the entire value of his long-term incentives in performance-restricted shares. In 2014, Mr. Ashley received 50% of the value of his long-term incentives in options and 50% in performance-restricted shares.

44                Abbott Laboratories

(4)
These amounts were determined as of the option's grant date using a Black-Scholes stock option valuation model. These amounts are being reported solely for the purpose of comparative disclosure in accordance with the Securities and Exchange Commission's rules. There is no certainty that the amount determined using a Black-Scholes stock option valuation model would be the value at which employee stock options would be traded for cash. For options, other than the replacement options, the assumptions are the same as those described in Note 8 entitled "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplementary Data" in Abbott's 2013 Annual Report on Securities and Exchange Commission Form 10-K. For Abbott replacement options, the model used the following assumptions: expected volatility of 14%; dividend yield ranging between 1.6% and 1.7%; risk-free interest of 0.1%; and an option life equal to 60% of the option's remaining life. For AbbVie replacement options, the model used the following assumptions: expected volatility of 32.63%; dividend yield of 4.5%; risk-free interest of 0.1%; and an option life equal to 60% of the option's remaining life. Additional information regarding the conversion of Abbott's outstanding equity awards when Abbott and AbbVie separated on January 1, 2013, is described in the introduction to the 2013 Outstanding Equity Awards table.

(5)
This compensation is earned as a performance-based incentive bonus, pursuant to the 1998 Abbott Laboratories Performance Incentive Plan. Additional information regarding the Performance Incentive Plan can be found in the section of this proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made—Annual Cash Incentive Plan."

(6)
The plan amounts shown below are reported in this column.

For Messrs. White and Freyman, the amounts shown alongside the officer's name are for 2013, 2012, and 2011, respectively. For Messrs. Allen, Ashley, and Blaser, the amount shown is for 2013.

Abbott Laboratories Annuity Retirement Plan

M. D. White: $11,805 / $177,433 / $153,557; T. C. Freyman: $14,517 / $210,536 / $210,878; H. L. Allen: $(693); R. W. Ashley: $13,795; and B. J. Blaser: $(3,130). For additional information regarding the 2013 amounts, see footnote 7, below.

Abbott Laboratories Supplemental Pension Plan

M. D. White: $(1,411,638) / $5,444,865 / $4,855,579; T. C. Freyman: $(539,519) / $1,771,959 / $1,963,122; H. L. Allen: $195,060; R. W. Ashley: $48,094; and B. J. Blaser: $15,511. For additional information regarding the 2013 amounts, see footnote 7, below.

Non-Qualified Defined Contribution Plan Earnings

The totals in this column include reportable interest credited under the 1998 Abbott Laboratories Performance Incentive Plan, the Abbott Laboratories 401(k) Supplemental Plan, and the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently receives awards under this plan).

M. D. White: $336,153 / $540,649 / $409,944; T. C. Freyman: $49,516 / $66,693 / $37,250; H. L. Allen: $783; R. W. Ashley: $32,947; and B. J. Blaser: $16,009.

(7)
The change in pension value included in this total is the result of the following factors: (i) the impact of changes in the actuarial assumptions Abbott uses to calculate plan liability for financial reporting purposes, primarily the change in discount rate, (ii) additional pension benefit accrual under the Annuity Retirement Plan and Supplemental Pension Plan, and (iii) the impact of the time value of money on the pension value.

(8)
The amounts shown below are reported in this column.

For Messrs. White and Freyman, the amounts shown alongside the officer's name are for 2013, 2012, and 2011, respectively. For Messrs. Allen, Ashley, and Blaser, the amount shown is for 2013.

Earnings, Fees and Pre-2013 Tax Payments for Non-Qualified Defined Benefit and Non-Qualified Defined Contribution Plans (net of the reportable interest included in footnote 6).

M. D. White: $583,735 / $392,759 / $416,263; T. C. Freyman: $70,747 / $45,320 / $46,438; H. L. Allen: $0; R. W. Ashley: $52,265; and B. J. Blaser: $12,650.

Each of the named officers' awards under the 1998 Abbott Laboratories Performance Incentive Plan is paid in cash to the officer on a current basis and may be deposited into a grantor trust established by the officer, net of maximum tax withholdings. Each of the named officers has also established grantor trusts in connection with the Abbott Laboratories Supplemental Pension Plan, the Abbott Laboratories 401(k) Supplemental Plan, and, other than Mr. Allen, the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently

Abbott Laboratories                45

  receives awards under the Management Incentive Plan). These amounts include the earnings (net of the reportable interest included in footnote 6), and (for years prior to 2013) fees and tax payments paid in connection with these grantor trusts (such payments are no longer provided, effective January 1, 2013).

Employer Contributions to Defined Contribution Plans

M. D. White: $95,000 / $95,000 / $95,000; T. C. Freyman: $48,488 / $47,335 / $47,335; H. L. Allen: $32,500; R. W. Ashley: $31,476; and B. J. Blaser: $30,730.

These amounts include employer contributions to both Abbott's tax-qualified defined contribution plan and the Abbott Laboratories 401(k) Supplemental Plan. The Abbott Laboratories 401(k) Supplemental Plan permits Abbott's officers to contribute amounts in excess of the limit set by the Internal Revenue Code for employee contributions to 401(k) plans up to the excess of (i) 18% of their base salary over (ii) the amount contributed to Abbott's tax-qualified 401(k) plan. Abbott matches participant contributions at the rate of 250% of the first 2% of compensation contributed to the Plan. The named officers have these amounts paid to them in cash on a current basis and deposited into a grantor trust established by the officer, net of maximum tax withholdings.

Other Compensation

Messrs. White's and Freyman's non-business related flights on corporate aircraft are covered by time-sharing lease agreements, pursuant to which they reimburse Abbott for certain costs associated with those flights in accordance with Federal Aviation Administration regulations. The following amounts are included in the totals in this column, which reflect Abbott's incremental cost less reimbursements for non-business related flights, M. D. White: $218,280 / $213,435 / $206,464 and T. C. Freyman: $15,687 / $13,686 / $5,182.

Abbott determines the incremental cost for flights based on the direct cost to Abbott, including fuel costs, parking, handling and landing fees, catering, travel fees, and other miscellaneous direct costs.

For Mr. White, the following costs associated with security are included: $182,880 / $168,519 / $178,556. Abbott determines the cost for these expenses based on its actual costs. The security is provided on the recommendation of an independent security study.

Also included in the totals shown in the table is the cost of providing a corporate automobile less the amount reimbursed by the officer: T. C. Freyman: $12,199 / $17,280 / $17,497; H. L. Allen: $15,021; R. W. Ashley: $17,337; and B. J. Blaser: $27,016.

For Messrs. Freyman, Ashley, and Blaser, the following costs associated with financial planning are included: T. C. Freyman: $10,000 / $2,785 / $10,000; R. W. Ashley: $10,000; and B. J. Blaser: $6,500.

For Mr. Allen, tax equalization payments of $138,018 paid by Abbott to avoid double taxation in Switzerland and the United States relating to his work in Switzerland are included.

The named officers are also eligible to participate in an executive disability benefit described on page 60.

(9)
Bonus paid in recognition of performance related to the business separation.

46                Abbott Laboratories

2013 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Option Awards: Numbers of Securities Underlying		Exercise or Base Price of Options	Closing Market	Grant Date Fair Value of Stock
Name	Security(1)	Grant Date	Target ($)	Maximum ($)	Target (#)(3)(4)	Options (#)		Awards ($/Sh.)	Price on Grant Date	and Option Awards

M. D. White	Abbott	02/15/13			210,000					$7,337,400	(8)
	Abbott	02/15/13				980,000	(5)	$34.94	$35.08	5,654,600	(9)
	Abbott	01/14/13				300,401	(6)	33.37	33.36	411,549	(9)
	AbbVie	01/17/13				302,757	(7)	35.54	36.42	996,071	(9)

T. C. Freyman	Abbott	02/15/13			57,500					2,009,050	(8)
	Abbott	02/15/13				299,300	(5)	34.94	35.08	1,726,961	(9)
	Abbott	03/12/13				42,487	(6)	34.93	34.98	57,358	(9)

H. L. Allen	Abbott	02/15/13			31,700					1,107,598	(8)
	Abbott	02/15/13				165,000	(5)	34.94	35.08	952,050	(9)

R. W. Ashley	Abbott	02/15/13			63,400					2,215,196	(8)

B. J. Blaser	Abbott	02/15/13			31,700					1,107,598	(8)
	Abbott	02/15/13				165,000	(5)	34.94	35.08	952,050	(8)

(1)
When Abbott and AbbVie separated on January 1, 2013, all holders of outstanding Abbott equity awards received (except where prohibited by local law) an identical number of AbbVie equity awards to preserve the value of the initial Abbott awards. Because these AbbVie awards resulted from an antidilution adjustment pursuant to the terms of the Abbott awards meant to preserve the value of the existing Abbott awards, these January 1, 2013 awards are not included in this table. Additional information regarding the conversion of Abbott's outstanding equity awards when Abbott and AbbVie separated is contained in the introduction to the 2013 Outstanding Equity Awards table on page 49.

(2)
During 2013, each of the named officers participated in the 1998 Abbott Laboratories Performance Incentive Plan, an annual, non-equity incentive plan. The annual cash incentive award earned by the named officer in 2013 under the plan is shown in the Summary Compensation Table under the column captioned, "Non-Equity Incentive Plan Compensation." No future payouts will be made under the plan's 2013 annual cash incentive award. The Performance Incentive Plan is described in greater detail in the section of the proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made."

(3)
These are performance-based restricted stock awards that have a 5-year term and vest upon Abbott reaching a minimum return on equity target, with no more than one-third of the award vesting in any one year. In 2013, Abbott reached its minimum return on equity target and one-third of each of the awards made on February 15, 2013, vested on February 28, 2014. The equity targets are described in the section of the proxy statement captioned, "Compensation Discussion and Analysis—How Executive Pay Decisions Are Made—Long-Term Incentives."

(4)
In the event of a grantee's death or disability, these awards are deemed fully earned. The treatment of these awards upon a change in control is described in the section of the proxy statement captioned, "Potential Payments Upon Termination or Change in Control—Equity Awards." Outstanding restricted shares receive dividends at the same rate as all other shareholders.

(5)
Options with respect to one-third of the shares covered by these awards are exercisable after one year; two-thirds after two years; and all after three years. The options vest in the event of the grantee's death or disability. The treatment of these awards upon a change in control is described in the section of the proxy statement captioned, "Potential Payments Upon Termination or Change in Control—Equity Awards." Under the Abbott Laboratories 2009 Incentive Stock Program, these options have an exercise price equal to the average of the high and low market prices (rounded-up to the next even penny) of an Abbott common share on the date of grant. These options do not contain a replacement option feature.

(6)
These are Abbott replacement options. When the exercise price of an Abbott option with a replacement feature is paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option are paid) with Abbott common shares held by the named officer, an Abbott replacement option may be granted for the number of shares used to make that payment. The closing price of an

Abbott Laboratories                47

  Abbott common share on the business day before the exercise is used to determine the number of shares required to exercise the related option and the exercise price of the replacement option. The replacement option is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original option. Other terms and conditions of the replacement option award are the same in all material respects to those applicable to the original grant. Except for outstanding options that have a replacement option feature, options granted after 2004 do not include a replacement option feature. No options with a replacement option feature will remain outstanding after December 31, 2014.

(7)
These are AbbVie replacement options. When the exercise price of an AbbVie option with a replacement feature is paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option are paid) with AbbVie common stock held by the named officer, an AbbVie replacement option may be granted for the number of shares used to make that payment. The closing price of an AbbVie common share on the business day before the exercise is used to determine the number of shares required to exercise the related option and the exercise price of the replacement option. The replacement option is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original option. Other terms and conditions of the replacement option award are the same in all material respects to those applicable to the original grant. Except for outstanding options that have a replacement option feature, options granted after 2004 do not include a replacement option feature. No options with a replacement option feature will remain outstanding after December 31, 2014.

(8)
Abbott determines the grant date fair value of stock awards by multiplying the number of restricted shares granted by the average of the high and low market prices of a common share on the grant date.

(9)
These values were determined as of the option's grant date using a Black-Scholes stock option valuation model. The model uses the assumptions described in Note 8, entitled, "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplemental Data" in Abbott's 2013 Annual Report on Securities and Exchange Commission Form 10-K. The assumptions for replacement options are described in footnote 4 to the Summary Compensation table on pages 44 and 45.

48                Abbott Laboratories

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

When Abbott and AbbVie separated on January 1, 2013, all holders of Abbott equity awards received (except where prohibited by local law) an identical number of AbbVie equity awards to preserve the value of existing Abbott equity awards.

Each Abbott stock option was converted into an adjusted Abbott stock option and an AbbVie stock option, which together were intended to preserve the aggregate value of the original Abbott stock option as measured immediately before and immediately after the distribution. The adjusted Abbott stock option and the resulting AbbVie stock option each cover the same number of shares as the original Abbott stock option, but their exercise prices were adjusted to reflect the distribution. The adjusted Abbott stock options and the AbbVie stock options are subject to substantially the same terms, vesting conditions, post-termination exercise rules, and other restrictions that applied to the original Abbott stock option immediately before the distribution.

Holders of Abbott restricted shares or restricted stock units retained those awards and also received restricted stock or restricted stock units of AbbVie, to reflect the distribution to Abbott shareholders. Together, the Abbott and AbbVie awards were intended to preserve the value of the original Abbott restricted shares or restricted stock units as measured immediately before and immediately after the distribution. The original Abbott restricted shares and restricted stock units and the AbbVie restricted stock and restricted stock units are subject to substantially the same terms, vesting conditions and other restrictions that applied to the original Abbott restricted shares and restricted stock units, respectively, immediately before the distribution.

The following table summarizes the outstanding equity awards held by the named officers at year-end.

		Option Awards(1)(2)						Stock Awards(1)
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

M. D. White	Abbott									69,833	(3)	$2,676,699
	AbbVie									69,833	(3)	3,687,881
	Abbott									111,733	(3)	4,282,726
	AbbVie									111,733	(3)	5,900,620
	Abbott									210,000	(3)	8,049,300
	Abbott	440,800				22.2670	02/17/15
	AbbVie	440,800				24.0731	02/17/15
	Abbott	438,000				21.2194	02/16/16
	AbbVie	438,000				22.9407	02/16/16
	Abbott	550,000				25.2461	02/15/17
	AbbVie	550,000				27.2940	02/15/17
	Abbott	530,000				26.6973	02/14/18
	AbbVie	530,000				28.8628	02/14/18
	Abbott	325,000				26.0150	02/19/19
	AbbVie	325,000				28.1251	02/19/19
	Abbott	295,000				26.1879	02/18/20
	AbbVie	295,000				28.3122	02/18/20
	Abbott	196,467	98,233	(3)		22.3919	02/17/21
	AbbVie	196,467	98,233	(3)		24.2082	02/17/21
	Abbott	100,834	201,666	(3)		27.0336	02/16/22
	AbbVie	100,834	201,666	(3)		29.2265	02/16/22
	Abbott		980,000	(3)		34.9400	02/14/23

See footnote on page 54.

Abbott Laboratories                49

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

		Option Awards(1)(2)						Stock Awards(1)
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

T. C. Freyman	Abbott									20,433	(3)	$783,197
	AbbVie									20,433	(3)	1,079,067
	Abbott									39,600	(3)	1,517,868
	AbbVie									39,600	(3)	2,091,276
	Abbott									57,500	(3)	2,203,975
	Abbott	23,000				21.2194	02/16/16
	Abbott	112,000				25.2461	02/15/17
	Abbott	127,500				26.6973	02/14/18
	AbbVie	127,500				28.8628	02/14/18
	Abbott	108,200				26.0150	02/19/19
	AbbVie	108,200				28.1251	02/19/19
	Abbott	87,100				26.1879	02/18/20
	AbbVie	87,100				28.3122	02/18/20
	Abbott	57,533	28,767	(3)		22.3919	02/17/21
	AbbVie	57,533	28,767	(3)		24.2082	02/17/21
	Abbott	35,767	71,533	(3)		27.0336	02/16/22
	AbbVie	35,767	71,533	(3)		29.2265	02/16/22
	Abbott		299,300	(3)		34.9400	02/14/23

See footnote on page 54.

50                Abbott Laboratories

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

		Option Awards(1)(2)						Stock Awards(1)
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

H. L. Allen	Abbott							1,100	(3)	$42,163
	AbbVie							1,100	(3)	58,091
	Abbott							2,346	(3)	89,922
	AbbVie							2,346	(3)	123,892
	Abbott										31,700	(3)	$1,215,061
	Abbott	3,400				20.7485	06/29/16
	AbbVie	3,400				22.4316	06/29/16
	Abbott	3,400				25.2461	02/15/17
	AbbVie	3,400				27.2940	02/15/17
	Abbott	4,600				26.6973	02/14/18
	AbbVie	4,600				28.8628	02/14/18
	Abbott		165,000	(3)		34.9400	02/14/23

See footnote on page 54.

Abbott Laboratories                51

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

		Option Awards(1)(2)					Stock Awards(1)
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

R. W. Ashley	Abbott								14,367	(3)	$550,687
	AbbVie								14,367	(3)	758,721
	Abbott								28,466	(3)	1,091,102
	AbbVie								28,466	(3)	1,503,289
	Abbott								63,400	(3)	2,430,122

See footnote on page 54.

52                Abbott Laboratories

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

		Option Awards(1)(2)						Stock Awards(1)
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

B. J. Blaser	Abbott									9,867	(3)	$378,202
	AbbVie									9,867	(3)	521,076
	Abbott									17,800	(3)	682,274
	AbbVie									17,800	(3)	940,018
	Abbott									3,666	(3)	140,518
	AbbVie									3,666	(3)	193,601
	Abbott									31,700	(3)	1,215,061
	Abbott	3,233				26.1879	02/18/20
	AbbVie	3,233				28.3122	02/18/20
	Abbott	6,333				23.2280	05/16/20
	AbbVie	6,333				25.1121	05/16/20
	Abbott	13,866	13,867	(3)		22.3919	02/17/21
	AbbVie	13,866	13,867	(3)		24.2082	02/17/21
	Abbott	16,034	32,066	(3)		27.0336	02/16/22
	AbbVie	16,034	32,066	(3)		29.2265	02/16/22
	Abbott	3,367	6,733	(3)		29.2920	05/31/22
	AbbVie	3,367	6,733	(3)		31.6681	05/31/22
	Abbott		165,000	(3)		34.9400	02/14/23

See footnote on page 54.

Abbott Laboratories                53

Footnotes to 2013 Outstanding Equity Awards table:

(1)
For purposes of award vesting, continued employment or service with Abbott is treated as continued employment or service for both Abbott and AbbVie awards.

(2)
Except as noted, these options are fully vested.

(3)
The vesting dates of outstanding unexercisable stock options and unvested restricted stock awards at December 31, 2013 are as follows:

		Option Awards				Stock Awards
Name	Security	Number of Unexercised Shares Remaining from Original Grant	Number of Option Shares Vesting—Date Vested 2014	Number of Option Shares Vesting—Date Vested 2015	Number of Option Shares Vesting—Date Vested 2016	Number of Restricted Shares or Units	Number of Restricted Shares or Units Vesting—Date Vested 2014	Number of Restricted Shares or Units Vesting—Date Vested 2015

M. D. White	Abbott	98,233	98,233 - 2/18			69,833	(a)
	AbbVie	98,233	98,233 - 2/18			69,833	(a)
	Abbott	201,666	100,833 - 2/17	100,833 - 2/17		111,733	(b)
	AbbVie	201,666	100,833 - 2/17	100,833 - 2/17		111,733	(b)
	Abbott	980,000	326,667 - 2/15	326,666 - 2/15	326,667 - 2/15	210,000	(c)

T. C. Freyman	Abbott	28,767	28,767 - 2/18			20,433	(a)
	AbbVie	28,767	28,767 - 2/18			20,433	(a)
	Abbott	71,533	35,766 - 2/17	35,767 - 2/17		39,600	(b)
	AbbVie	71,533	35,766 - 2/17	35,767 - 2/17		39,600	(b)
	Abbott	299,300	99,767 - 2/15	99,766 - 2/15	99,767 - 2/15	57,500	(c)

H. L. Allen	Abbott	165,000	55,000 - 2/15	55,000 - 2/15	55,000 - 2/15	1,100	1,100 - 2/18
	AbbVie					1,100	1,100 - 2/18
	Abbott					2,346	1,173 - 2/17	1,173 - 2/17
	AbbVie					2,346	1,173 - 2/17	1,173 - 2/17
	Abbott					31,700	(c)

R. W. Ashley	Abbott					14,367	(a)
	AbbVie					14,367	(a)
	Abbott					28,466	(b)
	AbbVie					28,466	(b)
	Abbott					63,400	(c)

B. J. Blaser	Abbott	13,867	13,867 - 2/18			9,867	(a)
	AbbVie	13,867	13,867 - 2/18			9,867	(a)
	Abbott	32,066	16,033 - 2/17	16,033 - 2/17		17,800	(b)
	AbbVie	32,066	16,033 - 2/17	16,033 - 2/17		17,800	(b)
	Abbott	6,733	3,366 - 6/01	3,367 - 6/01		3,666	(d)
	AbbVie	6,733	3,366 - 6/01	3,367 - 6/01		3,666	(d)
	Abbott	165,000	55,000 - 2/15	55,000 - 2/15	55,000 - 2/15	31,700	(c)

54                Abbott Laboratories

  (a)
  These are the Restricted Shares that remained outstanding and unvested on December 31, 2013, from an award made on February 18, 2011. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2013, Abbott reached its minimum return on equity target and these shares vested on February 28, 2014.

  (b)
  These are the Restricted Shares that remained outstanding and unvested on December 31, 2013, from an award made on February 17, 2012. The award has a 5-year term with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum equity target, measured at the end of the relevant year. In 2013, Abbott reached its minimum return on equity target and one-half of the unvested shares vested on February 28, 2014.

  (c)
  These are the Restricted Shares that remained outstanding and unvested on December 31, 2013, from an award made on February 15, 2013. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2013, Abbott reached its minimum return on equity target and one-third of these shares vested on February 28, 2014.

  (d)
  These are the Restricted Shares that remained outstanding and unvested on December 31, 2013, from an award made on June 1, 2012. The award has a 5-year term with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum equity target, measured at the end of the relevant year. In 2013, Abbott reached its minimum return on equity target and one-half of the unvested shares will vest on June 1, 2014.

Abbott Laboratories                55

2013 OPTION EXERCISES AND STOCK VESTED

The following table summarizes for each named officer the number of shares the officer acquired on the exercise of stock options and the number of shares the officer acquired on the vesting of stock awards in 2013:

		Option Awards		Stock Awards
Name	Security	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)

M. D. White	Abbott	647,105	$4,088,129	192,367	$6,590,493
	AbbVie	649,461	7,045,892	192,367	7,065,640
T. C. Freyman	Abbott	155,851	1,399,008	92,033	3,179,291
	AbbVie	248,364	4,763,493	92,033	3,407,572
H. L. Allen	Abbott			4,341	152,082
	AbbVie			4,341	166,895
R. W. Ashley	Abbott			72,433	2,507,795
	AbbVie			72,433	2,687,664
B. J. Blaser	Abbott			48,133	1,706,312
	AbbVie			48,133	1,958,603

PENSION BENEFITS

During 2013, the named officers participated in two Abbott-sponsored defined benefit pension plans: the Abbott Laboratories Annuity Retirement Plan, a tax-qualified pension plan; and the Abbott Laboratories Supplemental Pension Plan, a non-qualified supplemental pension plan. The Supplemental Pension Plan also includes a benefit feature Abbott uses to attract officers who are at the mid-point of their career. This feature provides an additional benefit to officers who are mid-career hires that is less valuable to officers who have spent most of their career at Abbott. Except as provided in Abbott's change in control agreements, Abbott does not have a policy granting extra years of credited service under the plans. These change in control agreements are described on pages 60 and 61.

The compensation considered in determining the pensions payable to the named officers is the compensation shown in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table on page 44.

Annuity Retirement Plan

The Annuity Retirement Plan covers most employees in the United States, age 21 or older, and provides participants with a life annuity benefit at normal retirement equal to A plus the greater of B or C below.

A.
1.10% of 5-year final average earnings multiplied by years of benefit service after 2003.

B.
1.65% of 5-year final average earnings multiplied by years of benefit service prior to 2004 (up to 20); plus 1.50% of 5-year final average earnings multiplied by years of benefit service prior to 2004 in excess of 20 (but no more than 15 additional years); less 0.50% of the lesser of 3-year final average earnings (but not more than the social security wage base in any year) or the social security covered compensation level multiplied by years of benefit service.

C.
1.10% of 5-year final average earnings multiplied by years of benefit service prior to 2004.

The benefit for service prior to 2004 (B or C above) is reduced for the cost of preretirement surviving spouse benefit protection. The reduction is calculated using formulas based on age and employment status during the period in which coverage was in effect.

Final average earnings are the average of the employee's 60 highest-paid consecutive calendar months of compensation (salary and non-equity incentive plan compensation). The Annuity Retirement Plan covers earnings up to the limit imposed by Internal Revenue Code Section 401(a)(17) and provides for a maximum of 35 years of benefit service.

Participants become fully vested in their pension benefit upon the completion of five years of service. The benefit is payable on an unreduced basis at age 65. Employees hired after 2003 who terminate prior to age 55 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55. Employees hired prior to 2004 who terminate prior to age 50 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 50. Employees hired prior to 2004 who terminate prior to

56                Abbott Laboratories

age 50 with less than 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55.

The Annuity Retirement Plan offers several optional forms of payment, including certain and life annuities, joint and survivor annuities, and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

Employees who retire from Abbott prior to their normal retirement age may receive subsidized early retirement benefits. Employees hired after 2003 are eligible for early retirement at age 55 with 10 years of service. Employees hired prior to 2004 are eligible for early retirement at age 50 with 10 years of service or age 55 if the employee's age plus years of benefit service total 70 or more. Messrs. White and Freyman are eligible for early retirement benefits under the plan.

The subsidized early retirement reductions applied to the benefit payable for service after 2003 (A above) depend upon the participant's age at retirement. If the participant retires after reaching age 55, the benefit is reduced 5 percent per year for each year that payments are made before age 62. If the participant retires after reaching age 50 but prior to reaching age 55, the benefit is actuarially reduced from age 65.

The early retirement reductions applied to the benefit payable for service prior to 2004 (B and C above) depend upon age and service at retirement:

•
In general, the 5-year final average earnings portions of the benefit are reduced 3 percent per year for each year that payments are made before age 62 and the 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62.

•
Employees who participated in the plan before age 36 may elect "Special Retirement" on the last day of any month after reaching age 55 with age plus Seniority Service points of at least 94 or "Early Special Retirement" on the last day of any month after reaching age 55, provided their age plus Seniority Service points would reach at least 94 before age 65. Seniority Service includes periods of employment prior to attaining the minimum age required to participate in the plan. If Special Retirement or Early Special Retirement applies, Seniority Service is used in place of benefit service in the formulas. The 5-year final average earnings portions of the benefit in B above are reduced 1 2/3 percent for each year between ages 59 and 62 plus 2 1/2 percent for each year between ages 55 and 59. The 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62. Benefit C is payable on an unreduced basis at Special Retirement and is reduced 3 percent per year for each year that payments are made before age 62, if Early Special Retirement applies.

Supplemental Pension Plan

With the following exceptions, the provisions of the Supplemental Pension Plan are substantially the same as those of the Annuity Retirement Plan:

•
Officers' 5-year final average earnings are calculated using the average of the 5 highest years of base earnings and the 5 highest years of payments under Abbott's non-equity incentive plans.

•
The Annuity Retirement Plan does not include amounts deferred or payments received under the Abbott Laboratories Deferred Compensation Plan in its calculation of a participant's final average earnings. To preserve the pension benefits of Deferred Compensation Plan participants, the Supplemental Pension Plan includes amounts deferred by a participant under the Deferred Compensation Plan in its calculation of final average earnings. Beginning in the year following their election as an officer, Abbott officers are no longer eligible to defer compensation under the Deferred Compensation Plan.

•
In addition to the benefits outlined above for the Annuity Retirement Plan, officers are eligible for a benefit equal to 0.6% of 5-year final average earnings for each year of service for each of the first 20 years of service occurring after the participant attains age 35. The benefit is further limited by the maximum percentage allowed under the Annuity Retirement Plan under that plan's benefit formulas (A, B and C above). The portion of this additional officer benefit attributable to service prior to 2004 is reduced 3 percent per year for each year that payments are made before age 60. The portion attributable to service after 2003 is reduced 5 percent per year for each year that payments are made before age 60 if the participant is at least age 55 at early retirement. If the participant is under age 55 at retirement, the portion attributable to service after 2003 is actuarially reduced from age 65.

•
The Supplemental Pension Plan provides early retirement benefits similar to those provided under the Annuity Retirement Plan. The benefits provided to officers under the Supplemental Pension Plan are not, however, reduced for the period between age 60 and age 62, unless the benefit is being actuarially reduced from age 65. Messrs. White and Freyman are eligible for early retirement benefits under the plan.

Abbott Laboratories                57

•
Vested plan benefits accrued under the Supplemental Pension Plan may be funded through a grantor trust established by the officer. Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, those officers who were elected prior to 2009 may have the entire amount of their vested plan benefits funded through a grantor trust. Officers elected after 2008 may only have the vested plan benefits that accrue following the calendar year in which the officer is first elected funded through a grantor trust. Vested plan benefits accrued through December 31, 2008, to the extent not previously funded, were distributed to the participants' individual trusts and included in the participants' income.

Benefits payable under the Supplemental Pension Plan are offset by the benefits payable from the Annuity Retirement Plan, calculated as if benefits under the plans commenced at the same time. The amounts paid to an officer's Supplemental Pension Plan grantor trust to fund plan benefits are actuarially determined. The plan is designed to result in Abbott paying the officer's Supplemental Pension Plan benefits to the extent assets held in the officer's trust are insufficient.

2013 Pension Benefits

Name	Plan Name	Number Of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

M. D. White	Abbott Laboratories Annuity Retirement Plan	29	$990,952	0
	Abbott Laboratories Supplemental Pension Plan	29	34,271,985	$1,687,035	(2)

T. C. Freyman	Abbott Laboratories Annuity Retirement Plan	34	1,221,260	0
	Abbott Laboratories Supplemental Pension Plan	34	12,359,558	626,617	(2)

H. L. Allen	Abbott Laboratories Annuity Retirement Plan	8	105,304	0
	Abbott Laboratories Supplemental Pension Plan	8	409,404	0

R. W. Ashley	Abbott Laboratories Annuity Retirement Plan	10	270,934	0
	Abbott Laboratories Supplemental Pension Plan	10	1,888,845	67,461	(2)

B. J. Blaser	Abbott Laboratories Annuity Retirement Plan	9	128,960	0
	Abbott Laboratories Supplemental Pension Plan	9	715,399	80,779	(2)

(1)
Abbott calculates these present values using: (i) a 5.38% discount rate, the same discount rate it uses for Financial Accounting Standards Board ASC Topic 715 calculations for financial reporting purposes; and (ii) each plan's unreduced retirement age, which is age 62 under the Abbott Laboratories Annuity Retirement Plan and age 60 under the Abbott Laboratories Supplemental Pension Plan for those officers who are eligible for early retirement benefits and is age 65 under both plans for other officers. The present values shown in the table reflect postretirement mortality, based on the Financial Accounting Standards Board ASC Topic 715 assumption (the RP2000 Combined Healthy table), but do not include a factor for preretirement termination, mortality, or disability.

(2)
Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, vested Supplemental Pension Plan benefits, to the extent not previously funded, were distributed to the participants' individual grantor trusts and included in the participants' income. Amounts held in the officer's individual trust are expected to offset Abbott's obligations to the officer under the plan. During 2013, the amounts shown, less applicable tax withholdings, were deposited in such individual trusts established by the named officers. Grantor trusts are described in greater detail in the section of the proxy statement captioned, "Compensation Discussion and Analysis—Benefits and Perquisites".

58                Abbott Laboratories

2013 NONQUALIFIED DEFERRED COMPENSATION

The following table summarizes B. J. Blaser's non-qualified deferred compensation under the Abbott Laboratories Deferred Compensation Plan. Neither Mr. Blaser nor Abbott have contributed to the plan since Mr. Blaser became an Abbott officer. None of Abbott's other named officers has any non-qualified deferred compensation.

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)(3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)(4)

B. J. Blaser(1)	Deferred Compensation Plan(2)	0	0	$11,202	0	$62,916

(1)
Mr. Blaser's contributions to the Deferred Compensation Plan ceased after he became an Abbott officer.

(2)
The plan permits participants to defer up to 75 percent of their base salary and up to 100 percent of their annual cash incentives and credits a participant's account with an amount equal to the employer matching contributions that otherwise would have been made for the participant under Abbott's tax-qualified defined contribution plan. Participants may direct the investment of their deferral accounts into one or more of several funds chosen by the administrator, and the deferral and the deferral account is credited with investment returns based on the performance of the fund(s) selected. During 2013, the weighted average rate of return credited to Mr. Blaser's account was 21.7 percent.

The plan provides for cash distributions in either a lump sum or installments after separation from service and permits in-service withdrawals in accordance with specific procedures. Participants make distribution elections each year that apply to the deferrals to be made in the following calendar year, in accordance with the requirements of Internal Revenue Code Section 409A. Participants may request withdrawals due to financial hardship; if a hardship withdrawal is approved, it is limited to the amount needed to address the hardship.

(3)
The amounts reported in this column are not included in the Summary Compensation Table of this proxy statement.

(4)
The amounts reported in this column have not been previously reported as compensation in Abbott's Summary Compensation Tables because they relate to contributions made before Mr. Blaser became a named officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments Upon Termination—Generally

Abbott does not have employment agreements with its named officers.

The following summarizes the payments that the named officers would have received if their employment had terminated on December 31, 2013. Earnings would have continued to be paid to the named officer's Performance Incentive Plan, Management Incentive Plan, and Supplemental 401(k) Plan grantor trusts, until the trust assets were fully distributed. The amount of these payments would depend on the period over which the trusts' assets were distributed, and the trusts' earnings and fees. If the trusts' assets were distributed over a ten-year period and based on current earnings, the named officers would receive the following average annual payments over such ten-year period:

•
M. D. White, $805,377

•
T. C. Freyman, $122,575

•
H. L. Allen, $28,306

•
R. W. Ashley, $108,722

•
B. J. Blaser, $40,867

Abbott Laboratories                59

In addition, the following one-time deposits would have been made under the Abbott Laboratories Supplemental Pension Plan for the following named officers:

•
M. D. White, $376,865

•
R. W. Ashley, $68,892

•
B. J. Blaser, $134,817

If the termination of employment was due to disability, then the following named officers also would have received, in addition to Abbott's standard disability benefits, a monthly long-term disability benefit in the amount of:

•
M. D. White, $131,250

•
T. C. Freyman, $38,000

•
H. L. Allen, $28,438

•
R. W. Ashley, $24,583

•
B. J. Blaser, $33,333

This long-term disability benefit would continue for up to 24 months following termination of employment. It ends if the officer retires, recovers, dies or ceases to meet eligibility criteria.

In addition, if the named officer's employment had terminated due to death or disability, the officer's unvested stock options and restricted shares would have vested on December 31, 2013 with values as set forth below in the section captioned, "Equity Awards."

Potential Payments Upon Change in Control

Mr. White does not have a change in control agreement with Abbott.

Abbott has change in control arrangements with key members of its management team, in the form of change in control agreements for Abbott officers and a change in control plan for certain other management personnel. The agreements with Messrs. Freyman, Allen, Ashley, and Blaser are described below.

Each change in control agreement continues in effect until December 31, 2014, and can be renewed for successive two-year terms upon notice prior to the expiration date. If notice of non-renewal is given, the agreement will expire on the later of the scheduled expiration date and the one-year anniversary of the date of such notice. If no notice is given, the agreement will expire on the one-year anniversary of the scheduled expiration date. Each agreement also automatically extends for two years following any change in control (see below) that occurs while the agreement is in effect.

The agreements provide that if the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason (see below) within two years following a change in control of Abbott, the officer is entitled to receive a lump sum payment equal to three times the officer's annual salary and annual incentive ("bonus") award (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (based on the highest of the bonus assuming achievement of target performance, the average bonus for the past three years, or in the case of the unpaid bonus for any completed performance period, the actual bonus earned). If the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason during a potential change in control (see below), the officer is entitled to receive a lump sum payment of the annual salary and bonus payments described above, except that the amount of the bonus to which the officer is entitled will be based on the actual achievement of the applicable performance goals. If the potential change in control becomes a "change in control event" (within the meaning of Section 409A of the Internal Revenue Code), the officer will be entitled to receive the difference between the bonus amounts the officer received upon termination during the potential change in control and the bonus amounts that would have been received had such amounts instead been based on the higher of the officer's target bonus or the average bonus paid to the officer in the preceding three years. Bonus payments include payments made under the Performance Incentive Plan. The officer will also receive up to three years of

60                Abbott Laboratories

additional employee benefits (including welfare benefits; outplacement services and tax and financial counseling; and the value of three more years of pension accruals).

If change in control-related payments and benefits become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, payments under the agreement will be reduced to prevent application of the excise tax if such a reduction would leave the executive in a better after-tax position than if the payments were not reduced and the tax applied. The agreements also limit the conduct for which awards under Abbott's incentive stock programs can be terminated and generally permit options to remain exercisable for the remainder of their term.

For purposes of the agreements, the term "change in control" includes the following events: any person becoming the beneficial owner of Abbott securities representing twenty percent or more of the outstanding voting power (not including an acquisition directly from Abbott and its affiliates); a change in the majority of the members of the Board of Directors whose appointment was approved by a vote of at least two-thirds of the incumbent directors; and the consummation of certain mergers or similar corporate transactions involving Abbott. A "potential change in control" under the agreements includes, among other things, Abbott's entry into an agreement that would result in a change in control. Finally, the term "good reason" includes: a significant adverse change in the executive's position, duties, or authority; the Company's failure to pay the executive's compensation or a reduction in the executive's base pay or benefits; or the relocation of the Company's principal executive offices to a location that is more than thirty-five miles from the location of the offices at the time of the change in control.

If a change in control had occurred on December 31, 2013, immediately followed by one of the covered circumstances described above, Messrs. Freyman, Allen, Ashley, and Blaser would have been entitled to receive the following payments and benefits under the change in control agreements:

Name	Cash termination payments	Additional Supplemental Pension Plan benefits	Welfare and fringe benefits

T. C. Freyman	$7,577,300	$199,264	$57,143
H. L. Allen	4,680,000	336,465	33,535
R. W. Ashley	4,514,000	555,817	21,462
B. J. Blaser	4,600,700	347,535	55,757

Equity Awards

Under the Abbott Laboratories' Incentive Stock Programs, all outstanding stock options, restricted stock and restricted stock units granted prior to February 2013 (including awards converted into adjusted awards based on both Abbott common shares and AbbVie common stock) vest upon a change in control of Abbott, including performance-based restricted shares, which are deemed earned in full. In addition, awards converted into adjusted awards based on AbbVie common stock would vest in full upon a change in control of AbbVie.

Beginning with grants made in February 2013, upon a change in control, the surviving company may assume, convert, or replace awards to executive officers on an equivalent basis. If the surviving company does not do so, then the awards vest. If the surviving company does assume, convert, or replace the awards on an equivalent basis, then the awards vest if the officer's employment is terminated without cause or the officer resigns for good reason during the period six months prior to and through two years after a change in control. The term "good reason" has the same definition as in the change of control agreements.

Abbott Laboratories                61

If a change in control had occurred on December 31, 2013, and the surviving company assumed, converted, or replaced any of the awards made after January 2013, then Messrs. White, Freyman, Allen, Ashley, and Blaser would have vested in the following options, restricted shares and restricted stock units:

		Unvested Stock Options		Restricted Shares/Units
Name	Security	Number of Option Shares	Value of Option Shares	Number of Restricted Shares/Units	Value of Restricted Shares/Units

M. D. White	Abbott	299,899	$3,843,747	181,566	$6,959,425
	AbbVie	299,899	7,565,631	181,566	9,588,501
T. C. Freyman	Abbott	100,300	1,266,557	60,033	2,301,065
	AbbVie	100,300	2,509,786	60,033	3,170,343
H. L. Allen	Abbott	0	0	3,446	132,085
	AbbVie	0	0	3,446	181,983
R. W. Ashley	Abbott	0	0	42,833	1,641,789
	AbbVie	0	0	42,833	2,262,010
B. J. Blaser	Abbott	52,666	644,097	31,333	1,200,994
	AbbVie	52,666	1,295,198	31,333	1,654,695

If the surviving company did not assume, convert, or replace awards made after January 2013, then

•
M. D. White would have vested in an additional 980,000 unvested Abbott stock options with a value of $3,322,200, and in an additional 210,000 Abbott restricted shares with a value equal to $8,049,300;

•
T. C. Freyman would have vested in an additional 299,300 unvested Abbott stock options with a value of $1,014,627, and in an additional 57,500 Abbott restricted shares with a value equal to $2,203,975;

•
H. L. Allen would have vested in an additional 165,000 unvested Abbott stock options with a value of $559,350, and in an additional 31,700 Abbott restricted share units with a value equal to $1,215,061;

•
R. W. Ashley would have vested in an additional 63,400 Abbott restricted shares with a value equal to $2,430,122; and

•
B. J. Blaser would have vested in an additional 165,000 unvested Abbott stock options with a value of $559,350, and in an additional 31,700 Abbott restricted shares with a value equal to $1,215,061.

The value of stock options shown is based on the excess of the closing price of a common share on December 31, 2013 over the exercise price of such options, multiplied by the number of unvested stock options held by the named officer. The value of restricted shares shown is determined by multiplying the number of restricted shares that would vest as of December 31, 2013 and the closing price of a common share on December 31, 2013.

62                Abbott Laboratories

Ratification of Ernst & Young LLP as Auditors
(Item 2 on Proxy Card)

Abbott's By-Laws provide that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as auditors. In December 2012, to provide continuity and permit an orderly transition, the Audit Committee appointed Deloitte & Touche LLP to act as auditors for 2013 and approved the appointment of Ernst & Young LLP as Abbott's independent registered public accounting firm for 2014.

Although the Audit Committee has sole authority to appoint auditors, it would like to know the opinion of the shareholders regarding its appointment of Ernst & Young LLP as auditors for 2014. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Ernst & Young LLP as auditors for 2014, the Audit Committee will take that fact into consideration, but may, nevertheless, continue to retain Ernst & Young LLP.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as auditors for 2014.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions. Representatives of Deloitte & Touche LLP, which served as Abbott's auditor during 2013 and audited Abbott's 2013 financial statements are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. Representatives of Deloitte & Touche LLP will also be available to respond to appropriate questions.

Audit Fees and Non-Audit Fees

The following table presents fees for professional audit services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Limited, and their respective affiliates (the "Deloitte Entities") for the audit of Abbott's annual financial statements for the years ended December 31, 2013 and December 31, 2012, and fees billed for other services rendered by the Deloitte Entities during these periods.

	2013	2012

Audit fees:(1)	$15,511,000	$17,978,000
Audit related fees:(2)	771,000	9,083,000
Tax fees:(3)	226,000	186,000
All other fees:(4)	42,000	1,151,000

Total	$16,550,000	$28,398,000

(1)
The Deloitte Entities billed or will bill Abbott for professional services rendered for the audit of Abbott's annual financial statements, the review of Abbott's financial statements included in Abbott's quarterly reports, and the audits of Abbott's internal control over financial reporting, statutory and subsidiary audits, the review of documents filed with the Securities and Exchange Commission, and certain accounting consultations in connection with the audits.

(2)
Audit related fees include: accounting consultations and audits in connection with proposed acquisitions and divestitures; audits of certain employee benefit plans' financial statements; and, in 2012, audits and audit related services in connection with the separation of AbbVie from Abbott, including associated filings with the Securities and Exchange Commission.

(3)
Tax fees consist principally of professional services rendered by the Deloitte Entities for tax compliance and tax planning and advice including assistance with tax audits and appeals, and tax advice related to mergers and acquisitions.

(4)
All other fees primarily represent consulting services for an information technology project engagement Abbott entered with a firm before that firm's acquisition by a Deloitte Entity in 2011.

Abbott Laboratories                63

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee has established policies and procedures to pre-approve all audit and permissible non-audit services performed by the independent auditor and its related affiliates.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS

As reported on Abbott's Current Report on Form 8-K, dated December 14, 2012, the Audit Committee approved the dismissal of Deloitte & Touche LLP ("Deloitte") as Abbott's independent registered public accountant, effective as of the date of Deloitte's completion of the audit services for the fiscal year ending December 31, 2013 and the filing of Abbott's 2013 Annual Report on Securities and Exchange Commission Form 10-K.

The reports of Deloitte on Abbott's consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, and included explanatory paragraphs. The 2013 and 2012 reports included an explanatory paragraph regarding the Company's distribution of the shares of AbbVie Inc. to the Company's shareholders on January 1, 2013 and the Company's change to the year end of its foreign subsidiaries during 2011.

During Abbott's fiscal years ended December 31, 2013, 2012, and through February 21, 2014, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Securities and Exchange Commission Regulation S-K and the related instructions) between Abbott and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years, and (ii) there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On December 14, 2012, the Audit Committee approved the appointment of Ernst & Young LLP as Abbott's independent registered public accounting firm to perform independent audit services beginning with the fiscal year ending December 31, 2014. During Abbott's fiscal years ending December 31, 2013, and 2012, and through February 21, 2014, neither Abbott, nor anyone on its behalf, consulted Ernst & Young regarding either (i) application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of Abbott, in any case where a written report or oral advice was provided to Abbott by Ernst & Young that Ernst & Young concluded was an important factor considered by Abbott in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

64                Abbott Laboratories

REPORT OF THE AUDIT COMMITTEE

Management is responsible for Abbott's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee reviews these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2013 Annual Report on Form 10-K with Abbott's management and its independent registered public accounting firm.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm's independence. The Audit Committee has also considered whether the provision of the services described on page 63 under the caption "Audit Fees and Non-Audit Fees" is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Abbott's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

Audit Committee
R. S. Austin, Chair
E. M. Liddy
N. McKinstry
S. C. Scott III
G. F. Tilton

Abbott Laboratories                65

Say on Pay—An Advisory Vote on the Approval of Executive Compensation (Item 3 on Proxy Card)

Shareholders are being asked to approve the compensation of Abbott's named officers, as disclosed under Securities and Exchange Commission rules, including the compensation discussion and analysis, the compensation tables and related material included in this proxy statement.

On January 1, 2013, we completed our separation into two leading healthcare companies. The strategic value of this initiative, as well as the strong operating performance during 2013, has produced significant value to Abbott shareholders. Over the last three years, the total shareholder return to Abbott shareholders (Abbott and AbbVie) was 82.1% vs. the S&P 500 return of 56.8%. During this same period, the combined market capitalization of Abbott and AbbVie nearly doubled from approximately $75 billion to approximately $145 billion.

The Compensation Committee, with the counsel of its independent consultant, concluded that the compensation reported herein was earned and appropriate. The specific details of the executive compensation program and compensation paid to the named executive officers are described on pages 29 through 41 of this proxy statement.

As a result of our ongoing dialogue with shareholders, we have made recent changes in our executive compensation program that are summarized below:

  •
  Selected a new peer group that better reflects the business composition of the new Abbott

  •
  Revised executive share ownership guidelines

  •
  Granted long-term incentives based on broader view of long-term performance

  •
  Eliminated ROE as a goal in the annual incentive plan (eliminating duplication with the long-term incentive plan)

  •
  Eliminated single trigger vesting of equity in the event of a change in control

  •
  Eliminated tax gross-ups in our executive officer pay program

  •
  Reduced CEO annual incentive target from 200% to 160% to align with the practices of the new peer group

  •
  Retained a new independent Compensation Committee consultant whose company performs no other work for Abbott

  •
  Adopted a new recoupment policy

While this vote is advisory and non-binding, the Board of Directors and Compensation Committee value the opinion of the shareholders and will review the voting results, and take into account the results and our ongoing dialogue with shareholders when future compensation decisions are made.

Accordingly, the Board of Directors recommends that you vote FOR the approval of the named officers' compensation.

66                Abbott Laboratories

Shareholder Proposals

INTRODUCTION

Three shareholder proposals have been received and will be voted upon at the annual meeting only if properly presented by or on behalf of the proponent. Abbott is advised that the proposals will be presented for action at the Annual Meeting. The proposed resolutions and the statements made in support thereof, as well as the Board of Directors' statements in opposition to these proposals, are presented on the following pages.

The Board of Directors recommends that you vote AGAINST the proposals.

Abbott Laboratories                67

THE PROPOSALS

Shareholder Proposal on Genetically Modified Ingredients
 (Item 4 on Proxy Card)

As You Sow and one other proponent has informed Abbott that they intend to present the following proposal at the annual meeting. Abbott will provide the proponents' names and addresses to any shareholder who requests that information and, if provided by a proponent to Abbott, the number of Abbott common shares held by that proponent.

Proponent's Statement in Support of Shareholder Proposal

WHEREAS:

•
Abbott Laboratories uses genetically modified (GMO) ingredients in some products in its nutritional lines, including in its Similac Soy Isomil Products intended for infants;

•
Our competitor, Gerber Products, has stated that it will not allow genetically engineered (GE) corn or soybeans in their baby foods;

•
In assessing value, investors are wise to scrutinize a firm's nascent liabilities, such as risks from activities potentially harmful to human health or the environment, that can impact long-term shareholder value;

•
Sixty-four countries, including the entire European Union, Australia, China, Japan, India, and Russia require GMO labeling;

•
Connecticut and Maine have passed labeling laws and other New England states are now considering similar laws in their legislatures. California and Washington State recently had GMO labeling ballot initiatives narrowly lose after industry spent over $70 million to defeat them. Approximately 20 other states are planning ballot initiatives;

•
According to a January 2013 New York Times report, over 20 companies including Walmart, PepsiCo, and ConAgra have begun to lobby for federal GMO labeling laws rather than face the inevitable patchwork of state laws;

•
According to a 2013 poll conducted by the New York Times, 93% of Americans think GMO-containing foods should be labeled;

•
The peer reviewed study, "Long Term Toxicity of Roundup-Tolerant Genetically Modified Maize" (Food and Chemical Toxicology Sept. 2012) found that 70% of rats fed GMO NK603 corn over a two year period had significantly shorter lifespans than controls due to organ failure and increased tumor growth;

•
A September 2013 New York Times article, "A Disease Cuts Corn Yields", describes a major GMO related blight reported to have destroyed nearly half of Iowa's corn crops and is spreading. Supply chain disruption is one problem of a monocrop that threatens to impact shareholders and threatens national food security;

RESOLVED:    Shareholders request that unless long-term safety testing demonstrates that genetically engineered crops, organisms or products thereof are not harmful to humans, animals and the environment, the company's board of directors adopt a policy to identify and label, where feasible, all food products manufactured or sold under the company's brand names or private labels that may contain genetically engineered ingredients and report to shareholders, at reasonable cost and excluding proprietary information, on such policy and its implementation by October 31, 2014.

SUPPORTING STATEMENT:    We believe that GMO technology involves significant social, economic, and environmental risks and that labeling of GMOs in the USA is inevitable. Our company should take a leadership position by clearly identifying products containing genetically engineered crops to give consumers the right to choose. Failure to do so could leave our company financially liable and at risk of damage to its brand and reputation, should detrimental effects to public health or the environment appear in the future.

68                Abbott Laboratories

Shareholder Proposal on Genetically Modified Ingredients
 (Item 4 on Proxy Card)—Continued

 Board of Directors' Statement in Opposition to the Shareholder Proposal on Genetically Modified Ingredients (Item 4 on Proxy Card)

The Board of Directors recommends that you vote AGAINST the proposal.

Abbott labels its food products clearly, accurately and in accordance with all applicable laws and regulations around the globe. The proposal is not in the best interests of shareholders because it would cause Abbott to expend resources to meet an undefined standard that has not been deemed necessary by regulatory bodies and which is based on a perceived health risk that has not been embraced by regulators or the scientific community.

In the United States, no state or federal law requires a company to identify or label genetically modified ("GMO") ingredients. The proponents reference laws in Connecticut and Maine, but those laws will not go into effect unless and until other states pass similar laws. As noted by the proponent, two recent state ballot initiatives seeking such requirements failed. Thus, despite the selected information upon which the proponent relies, neither federal nor state legislators, or citizens, agree on the necessity of, or requirements for, the labeling of GMO ingredients.

In their statement, the proponents base their call for the labeling of GMO ingredients on a perceived health risk identified in a scientific study. However, the scientific study relied on by proponent was retracted by the peer reviewed journal Food and Chemical Toxicology in November 2013 due to significantly flawed data and non-reproducible results. The European Food Safety Authority concluded the study consisted of "insufficient scientific quality to be considered."

Many well-respected organizations and regulatory agencies around the world, including the United States Food and Drug Administration ("U.S. FDA"), European Food Safety Authority, the World Health Organization, and the Food and Agricultural Organization of the United Nations have found the science supporting the safety of genetically modified ingredients to be reliable.

Moreover, the U.S. FDA, in association with other regulatory bodies, also thoroughly evaluates safety assessments performed on any genetically modified food, and foods made from genetically modified plants must meet the same safety requirements as those made from non-genetically modified plants.

Biotechnology has enabled farmers worldwide to maintain and increase crop yields, improve farming sustainability, use less water and pesticides, preserve the soil, utilize a smaller carbon footprint and meet the ever expanding demand for food. The subsequent increase in food products is particularly important for developing countries where nutrition is an ever-growing concern. Genetically modified crops also have the potential to offer greater resistance to insect infestation and plant disease, allowing for less use of chemicals, lower costs to protect plants and more affordable foods.

As a leader in nutrition, Abbott will continue to deliver products grounded in science that meet or exceed regulatory requirements and address the needs and preference of our consumers globally. Abbott will continue to evaluate its policy regarding labeling of GMO ingredients in light of any changes to the scientific and the regulatory environments as well as consumer preferences.

The Board of Directors recommends that you vote AGAINST the proposal.

Abbott Laboratories                69

Shareholder Proposal on Lobbying Disclosure
(Item 5 on Proxy Card)

The AFSCME Employees Pension Plan and four other proponents have informed Abbott that they intend to present the following proposal at the meeting. Abbott will provide the proponents' names and addresses to any shareholder who requests that information and, if provided by a proponent to Abbott, the number of Abbott common shares held by that proponent.

Proponent's Statement in Support of Shareholder Proposal

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company's stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company and, therefore, have a strong interest in full disclosure of our company's lobbying to evaluate whether it is consistent with our company's expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of Abbott Laboratories ("Abbott") request that the Board authorize the preparation of a report, updated annually, disclosing:

1.
Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.
Payments by Abbott used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.
Abbott's membership in, and payments to, any tax-exempt organization that writes and endorses model legislation.

4.
Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Abbott is a member.

Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state, and federal levels.

The report shall be presented to the Audit Committee of the Board or other relevant oversight committees of the Board and posted on the company's website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation, both directly and indirectly. Abbott is a member of trade associations AdvaMed and the Chamber of Commerce. AdvaMed's lobbying on the medical device tax has drawn scrutiny ("Tea Party Lawmaker Letter on Med Device Tax Repeal Authored by Lobby Group," The Nation, Sep. 28, 2013), and the Chamber is characterized as "by far the most muscular business lobby group in Washington" ("Chamber of Secrets," Economist, April 21, 2012), having spent more than $1 billion on lobbying since 1998. Abbott's website does not disclose its trade association payments or the portions of such amounts used for lobbying. Transparent reporting would reveal whether company assets are being used for objectives contrary to Abbott's long-term interests.

Abbott spent more than $10.6 million in 2011 and 2012 on direct federal lobbying activities, according to Senate disclosure reports. These figures may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition and do not include lobbying expenditures to influence legislation or regulation in states.

We encourage our Board to require comprehensive disclosure related to direct, indirect, and grassroots lobbying.

70                Abbott Laboratories

Shareholder Proposal on Lobbying Disclosure
(Item 5 on Proxy Card)—Continued

 Board of Directors' Statement in Opposition to the Shareholder Proposal on Lobbying Disclosure (Item 5 on Proxy Card)

The Board of Directors recommends that you vote AGAINST the proposal.

In 2012 and 2013, Abbott enhanced its disclosures regarding participation in public policy discussions to provide extensive disclosure including all contributions to individual candidates, all U.S. lobbying costs paid directly and through trade associations, all trade associations to which the Company pays $50,000 or more, and indirect contributions. Our political and advocacy activities: (1) are subject to Board oversight; (2) directly involve senior management, including the Vice President, Government Affairs; and (3) are subject to extensive disclosure. Preparing and maintaining the report required by the proponents would be duplicative of information already disclosed and not result in greater transparency or accountability with respect to advocacy expense. Instead, it would impose additional cost and effort which would not increase shareholder value.

Our policy engagement and political participation are subject to a number of oversight mechanisms:

(1)
The Board oversees Abbott's political and lobbying activities.

•
The Vice President, Government Affairs, who directly reports to Abbott's CEO, regularly presents in person to the Board's Public Policy Committee a comprehensive report of Abbott's advocacy activities and expenditures, including amounts spent on lobbying activities, a comprehensive report of Abbott's U.S. trade association memberships, in organizations that engage in lobbying and other political activity and to which we pay dues of $50,000 or more on an annual basis and the portion of those dues used for lobbying.

(2)
Abbott's senior management is directly involved in its political and advocacy activities.

•
Abbott's political and advocacy activities, at both the state and federal levels, are managed by the Vice President, Government Affairs who makes the final decision regarding advocacy activities, after consulting with senior management;

•
The Vice President, Government Affairs coordinates with and reviews with senior management the legislative and regulatory priorities that are significant to our business and shareholders, as well as related advocacy activities. In particular, Abbott's federal and state advocacy processes provide that:

—
Relevant subjects are identified by Abbott's Government Affairs department or business units;

—
Abbott's Government Affairs department, in consultation with senior management of relevant business units and under the direction of the Divisional Vice Presidents for Reimbursement, Federal and State Government Affairs, evaluates these subjects and makes recommendations regarding Abbott's position and advocacy based on a variety of factors, including the impact on patients and Abbott's businesses, urgency, and scope of the impact; and

—
in addition to her regular report to the Public Policy Committee, the Vice President, Government Affairs reports monthly to senior management on lobbying activities.

•
The Vice President, Government Affairs reviews and approves on an ongoing basis our involvement in U.S. trade association memberships. In particular, Abbott's processes governing trade association memberships provide that:

—
Trade associations are identified by the Government Affairs department, either independently or through recommendations made by a business unit with senior management support;

Abbott Laboratories                71

Shareholder Proposal on Lobbying Disclosure
(Item 5 on Proxy Card)—Continued

    —
    the Government Affairs department, under the direction of the Divisional Vice Presidents for Reimbursement, Federal and State Government Affairs, evaluates the association and makes recommendations regarding membership based on a variety of factors, including the philosophy of the organization and its area of focus, its reputation and membership, its ability to effectively provide expertise on topics of significance to Abbott and patients;

    —
    the Vice President, Government Affairs makes the final decision regarding trade association membership, after consulting with senior management and the legal division, as necessary.

  •
  Abbott already publicly discloses extensive information about its public policy discussions, including:

  —
  The key principles guiding our participation in political and advocacy activities, our decision making process and Board and Public Policy Committee oversight of our political and advocacy activities and the organizations supported;

  —
  All U.S. federal lobbying costs (paid directly and through trade associations) and the specific piece of legislation or the subject that was the topic of conversation, on a quarterly basis, pursuant to reports under the Lobbying Disclosure Act, a link to which reports can be found on our Corporate Political Participation page;

  —
  Indirect contributions (such as payments for events honoring covered elected officials, or entities named for covered legislative officials, or an organization controlled by covered officials, etc.), as part of mandatory Form LD 203 filings, and payments made by Abbott for outside lobbying services are required to be disclosed by lobbyists on Form LD-2. Both of these forms are available and searchable in the lobbying disclosure web site of both the House of Representatives and the Senate.

  —
  In states where we have a registered lobbyist, reports are filed consistent with state law and are publicly available at the appropriate state agency or on the state's public web site; and

  —
  Abbott reports all U.S. trade associations to which we belong, that engage in lobbying and other political activity, and to which we pay dues of $50,000 or more on an annual basis.

  •
  Abbott financially supports a number of tax exempt organizations including patient groups and physician organizations that engage in legislative advocacy and may choose to develop model legislation in support of their priorities. While we may express our views to organizations that we support, we may not align with or support every public position they take. We weigh our continued support against the sum of each group's legislative agenda, whatever form that advocacy takes.

  •
  We do not currently make direct expenditures towards U.S. federal or state grassroots lobbying communications to the general public and have not made direct independent expenditures on behalf of candidates.

  •
  Additional information about Abbott's activities can be found at http://www.abbott.com/global/url/content/en_US/70.20.35:35/general_ content/General_Content_00170.htm.

We believe that our existing policies and disclosures already provide transparency into and accountability regarding lobbying activities that is responsive to the proposal. Thus, preparing and maintaining the report requested by this proposal would expend Company funds and resources to produce a document that would not provide meaningful additional insight into or accountability over Abbott's lobbying activities. This expenditure of funds and resources will not increase shareholder value.

The Board of Directors recommends that you vote AGAINST the proposal.

72                Abbott Laboratories

Shareholder Proposal on Incentive Compensation—Compliance Costs
(Item 6 on Proxy Card)

The Comptroller of the State of New York, Thomas P. DiNapoli, as trustee of The New York State Common Retirement Fund, and two other proponents, have informed Abbott that they intend to present the following proposal at the meeting. Abbott will provide the proponents' names and addresses to any shareholder who requests that information and, if provided by a proponent to Abbott, the number of Abbott common shares held by that proponent.

Proponent's Statement in Support of Shareholder Proposal

RESOLVED that shareholders of Abbott Laboratories ("Abbott") urge the Compensation Committee of the Board of Directors (the "Committee") to adopt a policy that no financial performance metric shall be adjusted to exclude Compliance Costs when evaluating performance against financial results for purposes of determining the amount or vesting of any senior executive Incentive Compensation award. "Compliance Costs" are expenses or charges associated with any (a) health care compliance investigation, litigation or settlement, including legal fees and amounts paid in fines, penalties or damages; (b) product recall; and (c) withdrawal of a product from the market. "Incentive Compensation" is compensation paid pursuant to short-term and long-term incentive compensation plans and programs. The policy should be implemented in a way that does not violate any existing contractual obligation of Abbott or the terms of any compensation or benefit plan.

SUPPORTING STATEMENT

As long-term shareholders, we favor compensation arrangements that reward senior executives for generating sustainable value. To that end, we recognize that it may be appropriate to adjust financial metrics for incentive compensation awards to exclude the impact of events that are extraordinary or unrelated to management of the core business. We do not, however, believe it is appropriate to adjust metrics to exclude the financial impact of matters that are central to Abbott's business.

Creating appropriate incentives is especially important, we think, at companies such as Abbott that have settled multiple allegations of health care fraud in recent years, paying fines and penalties totaling billions of dollars. Most recently, in May 2012, the U.S. Justice Department announced that Abbott pleaded guilty and agreed to pay $1.5 billion to resolve its criminal and civil liability arising from its unlawful promotion of the prescription drug Depakote.

According to Abbott's 2011 proxy statement, the Committee adjusted a metric to remove the impact of certain Compliance Costs. Specifically, consolidated net earnings were adjusted by six cents per share for costs of a product recall and drug withdrawal in 2010. (2011 Proxy Statement at 14)

Although the proxy statement does not identify the products involved, Abbott's press release discussing fourth quarter 2010 financial results refers to a nutritional product recall announced in September 2010 and identifies the withdrawn product as sibutramine. (See http://www.abbott.com/PressRelease/2011Jan26.htm) The nutritional product recall involved potentially contaminated infant formula (see http://www.abbott.com/globallurl/pressRelease/en US/Press Release 0900.htm) and sibutramine was withdrawn because a postmarketing study showed that it raised the risk of cardiovascular events. (See http://www.ncbi.nlm.nih.gov/pubmedhealth/PMH0000097/).

We believe the safety of Abbott's products and the integrity of its manufacturing processes are critical to its long-term success and managing these functions (as well as other health care compliance-related functions) is a core part of senior executives' stewardship of the business. It is thus not appropriate to exclude the financial impact of these kinds of events from the metrics used in determining incentive compensation.

We urge shareholders to vote for this proposal, which received 39.1% of votes cast in 2013.

Abbott Laboratories                73

Shareholder Proposal on Incentive Compensation—Compliance Costs
(Item 6 on Proxy Card)—Continued

 Board of Directors' Statement in Opposition to the Shareholder Proposal on Incentive Compensation—Compliance Costs (Item 6 on Proxy Card)

The Board of Directors recommends that you vote AGAINST the proposal

Abbott's current compensation practices and policies already provide the authority to adjust current compensation when appropriate. In fact, reductions have been made when deemed appropriate. The proposal would not increase the Committee's ability to hold executives responsible. Instead, it would constrain the Committee by requiring reductions in compensation for executives who bore no responsibility for a particular compliance cost.

The proponent references two instances of compliance costs, the May 2012 settlement with the US Justice Department and the September 2010 Nutritional recall. The compensation decisions made in each case illustrate the Board's pay for performance philosophy.

In the case of the September 2010 recall, the financial impact of the recall was taken into account in considering the compensation of the executives responsible for supervising the organizations connected to the recall. As a result, several executives had their compensation reduced in spite of the accounting treatment of recall costs.

With regards to the May 2012 settlement, as reported previously, the conduct at issue occurred years before the settlement. To the extent that any individuals responsible for the conduct had remained at the company, current policies provide the ability to reduce their compensation. The proponent's proposal would require all executives employed at the time of the settlement to have their compensation reduced, even if they were not present at the Company when the activity occurred, and in fact, may have been the executives who resolved the issue. The proponents argue that this action would "creat[e] appropriate incentives", but it is difficult to see how a reduction to the compensation of an executive based on an agreed upon settlement involving activity that did not result from the executive's actions or decisions would create a positive incentive. To the contrary, it would seem to incent the rejection of the settlement.

Abbott regularly reviews its compensation practices and, as described on page 6, has adopted a recoupment policy that further enhances the Compensation Committee's ability to hold responsible executives accountable.

The Board believes that its current treatment of compliance costs in determining executive compensation best aligns the interest of senior executives with other shareholders. Conversely, the proposal would remove the flexibility and ability of the Compensation Committee to best design and determine executive compensation and incent appropriate performance.

The Board of Directors recommends that you vote AGAINST the proposal.

74                Abbott Laboratories

Approval Process for Related Person Transactions

It is Abbott's policy that the Nominations and Governance Committee review, approve, or ratify any transaction in which Abbott participates and in which any related person has a direct or indirect material interest if such transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Related person transactions requiring review by the Nominations and Governance Committee pursuant to this policy are identified in:

•
questionnaires annually distributed to Abbott's directors and officers;

•
certifications submitted annually by Abbott officers related to their compliance with Abbott's Code of Business Conduct; or

•
communications made directly by the related person to the Chief Financial Officer or General Counsel.

In determining whether to approve or ratify a related person transaction, the Nominations and Governance Committee will consider the following items, among others:

•
the related person's relationship to Abbott and interest in the transaction;

•
the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

•
the benefits to Abbott of the transaction;

•
if applicable, the availability of other sources of comparable products or services;

•
an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

•
whether a transaction has the potential to impair director independence; and

•
whether the transaction constitutes a conflict of interest.

This process is included in the Nominations and Governance Committee's written charter, which is available on the corporate governance section of Abbott's investor relations Web site (www.abbottinvestor.com). Abbott did not have any related person transactions in 2013 requiring Nominations and Governance Committee approval under this policy.

Abbott Laboratories                75

Additional Information

INFORMATION CONCERNING SECURITY OWNERSHIP

The table below reports the number of common shares beneficially owned as of December 31, 2013 by The Vanguard Group and BlackRock, Inc. (directly or through their subsidiaries), the only persons known to Abbott to own beneficially more than 5% of Abbott's outstanding common shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	96,558,388	6.2%
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	88,820,496	5.7%

(1)
The information shown was provided by The Vanguard Group in a Schedule 13G it filed with the Securities and Exchange Commission on February 10, 2014, indicating its beneficial ownership as of December 31, 2013 of 96,558,388 common shares. The Vanguard Group reported that it has sole voting power over 2,522,909 of these shares and sole dispositive power over 94,198,357 of these shares.

(2)
The information shown was provided by BlackRock, Inc. in a Schedule 13G it filed with the Securities and Exchange Commission on January 28, 2014, indicating its beneficial ownership as of December 31, 2013 of 88,820,496 common shares. BlackRock, Inc. reported that it has sole voting power over 70,556,413 of these shares and sole dispositive power over all of these shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Abbott believes that during 2013 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

OTHER MATTERS

In accordance with Abbott's articles of incorporation, Abbott has advanced defense costs on behalf of two current and five former officers in connection with the United States Department of Justice's criminal and civil investigation of Abbott's Depakote sales and marketing activities. Abbott has advanced defense costs on behalf of a former officer in connection with AMO.

In 2011, 2012, and 2013, shareholder derivative actions were filed in the United States District Court for the Northern District of Illinois and the Circuit Court for the Nineteenth Judicial Circuit, Lake County, Illinois, against Abbott and certain current and former directors and officers alleging breaches of fiduciary responsibilities in connection with Depakote's sales and marketing activities. Plaintiffs seek damages, reimbursement of legal fees and costs, and various other forms of relief. Abbott has advanced defense costs on behalf of the directors and officers named in these lawsuits.

76                Abbott Laboratories

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING PROXY STATEMENT

Shareholder proposals for presentation at the 2015 Annual Meeting must be received by Abbott no later than November 14, 2014 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 2015 meeting.

PROCEDURE FOR RECOMMENDATION AND NOMINATION OF DIRECTORS AND TRANSACTION OF BUSINESS AT ANNUAL MEETING

A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the Chairman of the Nominations and Governance Committee or the Secretary of Abbott. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A nominee who is recommended by a shareholder following these procedures will receive the same consideration as other comparably qualified nominees.

A shareholder entitled to vote for the election of directors at an Annual Meeting and who is a shareholder of record on:

•
the record date for that Annual Meeting,

•
the date the shareholder provides timely notice to Abbott, and

•
the date of the Annual Meeting,

may directly nominate persons for director, or make proposals of other business to be brought before the Annual Meeting, by providing proper timely written notice to the secretary of Abbott.

That notice must include certain information required by Article II of Abbott's By-Laws, including information about the shareholder, any beneficial owner on whose behalf the nomination or proposal is being made, their respective affiliates or associates or others acting in concert with them, and any proposed director nominee.

For each matter the shareholder proposes to bring before the Annual Meeting, the notice must also include a brief description of the business to be discussed, the reasons for conducting such business at the Annual Meeting, any material interest of the shareholder in such business and certain other information specified in the By-Laws. In addition, in the case of a director nomination, the notice must include a completed and signed questionnaire, representation and agreement of the nominee addressing matters specified in the By-Laws.

To be timely, written notice either to directly nominate persons for director or to bring business properly before the Annual Meeting must be received at Abbott's principal executive offices not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding Annual Meeting. If the Annual Meeting is called for a date that is not within twenty-five days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or made public in a press release or in a filing with the Securities and Exchange Commission, whichever occurs first. To be timely for the 2015 Annual Meeting, this written notice must be received by Abbott no later than January 25, 2015.

In addition, the notice must be updated and supplemented, if necessary, so that the information provided or required to be provided is true and correct as of the record date for the Annual Meeting and as of the date that is ten business days prior to the meeting. Any such update or supplement must be delivered to the secretary of Abbott at Abbott's principal executive offices not more than five business days after the record date for the Annual Meeting, and not less than eight business days before the date of the Annual Meeting in the case of any update or supplement required to be made as of ten business days prior to the Annual Meeting.

Abbott Laboratories                77

GENERAL

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of Abbott's shareholders may vote their shares by telephone or the Internet. Shareholders who wish to vote by mail should sign and return their proxy card in the enclosed business reply envelope. Shareholders who vote by telephone or the Internet do not need to return their proxy card.

The Annual Meeting will be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. A shareholder planning to attend the meeting should promptly complete and return the reservation form. Reservation forms must be received before April 18, 2014. An admission card admits only one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the Board of Directors.

HUBERT L. ALLEN
 Secretary

78                Abbott Laboratories

EXHIBIT A

Director Independence Standard

No director qualifies as "independent" unless the board affirmatively determines that the director has no material relationship with Abbott or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Abbott or any of its subsidiaries). In making this determination, the board shall consider all relevant facts and circumstances, including the following standards:

•
A director is not independent if the director is, or has been within the last three years, an employee of Abbott or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Abbott or its subsidiaries.

•
A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Abbott or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer).

•
A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is Abbott's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on Abbott's or its subsidiaries' audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Abbott's or its subsidiaries' audit within that time.

•
A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of Abbott or its subsidiaries at the same time serves or served on that company's compensation committee.

•
A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Abbott or its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

•
A director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from Abbott and its subsidiaries in the preceding fiscal year that are in excess of the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

Abbott Laboratories                Exhibit A-1

ANNEX I

Non-GAAP Reconciliation of Financial Information

Abbott uses various non-GAAP financial measures to adjust for factors that are unusual or unpredictable, such as cost reduction initiatives, restructuring programs, integration activities and other business acquisition-related costs, separation activities, and favorable adjustments to tax expense as a result of the resolution of tax positions from a previous year. 2013 tax-related adjustments also include the favorable impact of U.S. tax law changes enacted in 2013 related to 2012 results. 2012 specified charges also include costs that are transferred or are being charged to AbbVie Inc. as part of the separation of Abbott's research-based pharmaceuticals business and an interest expense adjustment to reflect Abbott's capital structure after the separation of AbbVie Inc. These non-GAAP financial measures also exclude intangible amortization expense to provide greater visibility on the results of operations excluding these costs, similar to how Abbott's management internally assesses performance.

Abbott's management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Abbott's results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. Abbott's management also uses these non-GAAP financial measures internally to monitor performance of the businesses. Abbott, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
Year Ended December 31, 2013 and 2012
(in millions, except per share data)

	2013
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization Expense	$791	$(791)	—
Gross Margin	11,017	1,114	$12,131
R&D	1,452	(18)	1,434
SG&A	6,936	(251)	6,685
Earnings from Continuing Operations before taxes	2,521	1,417	3,938
Taxes on Earnings from Continuing Operations	138	611	749
Net Earnings from Continuing Operations	2,383	806	3,189
Diluted Earnings per Share from Continuing Operations	$1.50	$0.51	$2.01

Specified items reflect intangible amortization expense of $791 million; expenses associated with cost reduction initiatives of $347 million; a philanthropic contribution to the Abbott Fund of $40 million; and other costs of $239 million, including integration and separation-related costs; partially offset by a favorable adjustment to tax expense of $234 million related to the resolution of various tax positions from previous years and $103 million for the impact in the first quarter of U.S. tax law changes enacted in 2013 related to 2012 results.

    Abbott Laboratories           Annex I-1

	2012
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization Expense	$795	$(795)	—
Gross Margin	10,882	1,032	$11,914
R&D	1,544	(85)	1,459
SG&A	7,444	(715)	6,729
Earnings from Continuing Operations before taxes	305	3,374	3,679
Taxes on Earnings from Continuing Operations	(274)	1,187	913
Net Earnings from Continuing Operations	579	2,187	2,766
Diluted Earnings per Share from Continuing Operations	$0.36	$1.38	$1.74

Specified items include intangible amortization expense of $795 million and loss on extinguishment of debt of $1.351 billion; as well as $1.047 billion for specified items related to Abbott's continuing operations, the removal of certain corporate expenses that transferred to AbbVie in the separation and certain expenses that will be charged to AbbVie under transition service agreements, and $181 million for an adjustment to interest expense to reflect Abbott's capital structure after the separation of AbbVie, partially offset by a favorable adjustment to tax expense of $218 million related to the resolution of various tax positions from a previous year.

Annex I-2           Abbott Laboratories

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

Notice of Annual Meeting
of Shareholders
and Proxy Statement

Meeting Date
April 25, 2014

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

Reservation Form for Annual Meeting

I am a shareholder of Abbott Laboratories and plan to attend the Annual
Meeting to be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake
County, Illinois at 9:00 a.m. on April 25, 2014.

Please send me an admission card for each of the following persons.

Name		Name

Address		Address

City		City

State	Zip Code	State	Zip Code

Phone Number ( )		Phone Number ( )

If you plan to attend the meeting, please complete and return the Reservation Form directly to Abbott Laboratories, Annual Meeting Ticket Requests, D-0383 AP6D, 100 Abbott Park Road, Abbott Park, Illinois 60064-6048. Due to space limitations, Reservation Forms must be received before April 18, 2014. An admission card, along with a form of photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

 To avoid a delay in the receipt of your admission card, do not return this form with your proxy card or mail it in the enclosed business envelope.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01RLHA 1 U P X + Annual Meeting Proxy Card IMPORTANT ANNUAL MEETING INFORMATION The Board of Directors recommends that you vote AGAINST Items 4, 5 and 6. For Against Abstain 4. Shareholder Proposal - Genetically Modified Ingredients To Vote FOR All Nominees To WITHHOLD Vote From All Nominees To Vote FOR All Nominees, except withhold vote from the nominee (s) listed below _________________________________________________________________ For Against Abstain 2. Ratification of Ernst & Young LLP as auditors 1. Election of 11 Directors Nominees: (01) R.J. Alpern, (02) R.S. Austin, (03) S.E. Blount, (04) W.J. Farrell, (05) E.M. Liddy, (06) N. McKinstry, (07) P.N. Novakovic, (08) W.A. Osborn, (09) S.C. Scott III, (10) G.F. Tilton, and (11) M.D. White 3. Say on Pay – An Advisory Vote to Approve Executive Compensation The Board of Directors recommends that you vote FOR Items 1, 2 and 3. 5. Shareholder Proposal - Lobbying Disclosure 6. Shareholder Proposal - Incentive Compensation IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 8 6 5 4 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Telephone and Internet Voting Instructions - You can vote by telephone OR Internet! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. • Call toll free 1-800-652-VOTE (8683) in the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the simple instructions provided by the recorded message. To vote using the Telephone (within the USA, US territories & Canada) • Go to the following web site: www.investorvote.com/abt • Enter the information requested on your computer screen and follow the simple instructions. To vote using the Internet

IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 14, 2014, in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 25, 2014, at the corporation’s headquarters, and hereby appoints MILES D. WHITE and HUBERT L. ALLEN, or either of them, proxy for the undersigned, with full power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof. If the undersigned is a participant in the Abbott Laboratories Stock Retirement Plan, then this card also instructs the plan’s Investment Committee to vote as specified at the 2014 Annual Meeting of Shareholders, and any adjournments thereof, all shares of Abbott Laboratories held in the undersigned’s plan account upon the matters indicated and in their discretion upon such other matters as may properly come before the meeting. INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1 and 2 and 3, AGAINST Items 4, 5 and 6 and in accordance with the judgment of the proxy holders on any other matters that are properly brought before the meeting. (Important - Please sign and date below.) Proxy — Abbott Laboratories Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign. Please read other side before signing. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

www.investorvote.com/abt Step 1: Go to www.investorvote.com/abt. Step 2: Click the icon on the right to view the current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Annual Meeting Notice 01RLJA + + Important Notice Regarding the Availability of Proxy Materials for the Abbott Laboratories Annual Meeting of Shareholders to be Held on April 25, 2014 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of these documents, you must request one. There is no charge to you for this request. Please make your request as instructed on the reverse side of this Notice on or before April 15, 2014 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of the current meeting materials, you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side of this notice when requesting a set of proxy materials. Internet – Go to www.investorvote.com/abt. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send an email to investorvote@computershare.com with “Proxy Materials Abbott Laboratories” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side of this notice, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy of future meeting materials. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 15, 2014. Directions to the Abbott Laboratories 2014 Annual Meeting of Shareholders are available in the proxy statement, which can be viewed at www.investorvote.com/abt. Annual Meeting Notice Abbott Laboratories Annual Meeting of Shareholders will be held at 9:00 a.m. Central Time on April 25, 2014 at the corporation’s headquarters. Items to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR Items 1, 2 and 3. 1. Election of 11 Directors: (01) R.J. Alpern, (02) R.S. Austin, (03) S.E. Blount, (04) W.J. Farrell, (05) E.M. Liddy, (06) N. McKinstry, (07) P.N. Novakovic, (08) W.A. Osborn, (09) S.C. Scott III, (10) G.F. Tilton, and (11) M.D. White. 2. Ratification of Ernst & Young LLP as auditors 3. Say on Pay – An Advisory Vote to Approve Executive Compensation The Board of Directors recommends a vote AGAINST Items 4, 5 and 6. 4. Shareholder Proposal - Genetically Modified Ingredients 5. Shareholder Proposal - Lobbying Disclosure 6. Shareholder Proposal - Incentive Compensation PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you plan to attend the Annual Meeting of Shareholders, please complete and return the reservation form on the back cover of the proxy statement, which can be found online at www.investorvote.com/abt. 01RLJA